As filed with the Securities and Exchange Commission on February 17, 2006
                                                      Registration No. 333-36490
================================================================================
                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549
                                  ------------

                         POST-EFFECTIVE AMENDMENT NO. 6
                                    FORM S-1
                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT of 1933
                                  ------------
               Merrill Lynch, Pierce, Fenner & Smith Incorporated
                                Initial Depositor
               (Exact name of registrant as specified in charter)


                           Utilities HOLDRS(SM) Trust
                      [Issuer with respect to the receipts]

               Delaware                                  6211                                13-5674085
     (State or other jurisdiction            (Primary Standard Industrial                 (I.R.S. Employer
   of incorporation or organization)          Classification Code Number)              Identification Number)
                                                    ------------

                                250 Vesey Street
                            New York, New York 10281
                                 (212) 449-1000
       (Address, including zip code, and telephone number, including area code, of registrant's principal executive offices)

                                  ------------

                                   Copies to:

            Judith Witterschein, Esq.                  Andrew B. Janszky, Esq.
               Corporate Secretary                     Shearman & Sterling LLP
Merrill Lynch, Pierce, Fenner & Smith Incorporated      599 Lexington Avenue
                250 Vesey Street                       New York, New York 10022
            New York, New York 10281                        (212) 848-4000
                 (212) 449-1000
     (Name, address, including zip code,
       and telephone number, including
       area code, of agent for service)

     If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box. |X|

     If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

     If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

     If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]



================================================================================

PROSPECTUS


                     HOLDERS(SM) UTILITIES [GRAPHIC OMITTED]




                        1,000,000,000 Depositary Receipts
                            Utilities HOLDRS(SM) Trust





         The Utilities HOLDRS(SM) Trust issues Depositary Receipts called Utilities HOLDRS(SM) representing your undivided beneficial ownership in the U.S.-traded common stock of a group of specified companies that, among other things, are involved in various segments of the utilities industry. The Bank of New York is the trustee. You only may acquire, hold or transfer Utilities HOLDRS in a round-lot amount of 100 Utilities HOLDRS or round-lot multiples. Utilities HOLDRS are separate from the underlying deposited common stocks that are represented by the Utilities HOLDRS. For a list of the names and the number of shares of the companies that make up a Utilities HOLDR, see "Highlights of Utilities HOLDRS--The Utilities HOLDRS" starting on page 9. The Utilities HOLDRS(SM) trust will issue Utilities HOLDRS on a continuous basis.

         Investing in Utilities HOLDRS involves significant risks. See "Risk factors" starting on page 4.

         Utilities HOLDRS are neither interests in nor obligations of Merrill Lynch, Pierce, Fenner & Smith Incorporated. Utilities HOLDRS are not interests in The Bank of New York, as trustee. Please see "Description of the Depositary Trust Agreement" in this prospectus for a more complete description of the duties and responsibilities of the trustee, including the obligation of the trustee to act without negligence or bad faith.


         The Utilities HOLDRS are listed on the American Stock Exchange under the symbol "UTH." On February 15, 2006 the last reported sale price of the Utilities HOLDRS on the American Stock Exchange was $114.07.


                                -----------------

         Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

                                -----------------


                The date of this prospectus is February 16, 2006.


      "HOLDRS" and "HOLding Company Depositary ReceiptS" are service marks of Merrill Lynch & Co., Inc.

                                TABLE OF CONTENTS


                                                                            Page



SUMMARY.......................................................................3
RISK FACTORS..................................................................4
HIGHLIGHTS OF UTILITIES HOLDRS................................................9
THE TRUST....................................................................16
DESCRIPTION OF UTILITIES HOLDRS..............................................16
DESCRIPTION OF THE UNDERLYING SECURITIES.....................................17
DESCRIPTION OF THE DEPOSITARY TRUST AGREEMENT................................19
UNITED STATES FEDERAL INCOME TAX CONSEQUENCES................................23
ERISA CONSIDERATIONS.........................................................28
PLAN OF DISTRIBUTION.........................................................28
LEGAL MATTERS................................................................28
WHERE YOU CAN FIND MORE INFORMATION..........................................28


                            -------------------------

         This prospectus contains information you should consider when making your investment decision. With respect to information about Utilities HOLDRS, you should rely only on the information contained in this prospectus. We have not authorized any other person to provide you with different information. If anyone provides you with different or inconsistent information, you should not rely on it. We are not making an offer to sell Utilities HOLDRS in any jurisdiction where the offer or sale is not permitted.

         The Utilities HOLDRS are not registered for public sale outside of the United States. Non-U.S. receipt holders should refer to "United States Federal Income Tax Consequences--Non-U.S. receipt holders" and we recommend that Non-U.S. receipt holders consult their tax advisors regarding U.S. withholding and other taxes which may apply to ownership of the Utilities HOLDRS or of the underlying securities through an investment in the Utilities HOLDRS.

                                     SUMMARY


         The Utilities HOLding Company Depositary ReceiptS or HOLDRS trust was formed under the depositary trust agreement, dated as of May 18, 2000 among The Bank of New York, as trustee, Merrill Lynch, Pierce, Fenner & Smith Incorporated, other depositors and the owners of the Utilities HOLDRS and was amended on November 22, 2000. The trust is not a registered investment company under the Investment Company Act of 1940.

         The trust currently holds shares of common stock issued by a group of specified companies that were, at the time of the initial offering, generally considered to be involved in various segments of the utilities industry. The number of shares of each company's common stock currently held by the trust with respect to each round-lot of Utilities HOLDRS is specified under "Highlights of Utilities HOLDRS--The Utilities HOLDRS." This group of common stocks, and the securities of any company that may be added to Utilities HOLDRS, are collectively referred to in this prospectus as the underlying securities. There are currently 19 companies included in Utilities HOLDRS, which may change as a result of reconstruction events, distributions of securities by underlying issuers, or other events. The Utilities HOLDRS are separate from the underlying common stocks that are represented by the Utilities HOLDRS. On February 14, 2006, there were 4,620,000 Utilities HOLDRS outstanding.

                                  RISK FACTORS

         An investment in Utilities HOLDRS involves risks similar to investing directly in each of the underlying securities outside of the Utilities HOLDRS, including the risks associated with a concentrated investment in utilities companies.

General Risk Factors

     o Loss of investment. Because the value of Utilities HOLDRS directly relates to the value of the underlying securities, you may lose a substantial portion of your investment in the Utilities HOLDRS if the underlying securities decline in value.

     o Discount trading price. Utilities HOLDRS may trade at a discount to the aggregate value of the underlying securities.

     o Ownership of only fractional shares in the underlying securities. As a result of distributions of securities by companies included in the Utilities HOLDRS or other corporate events, such as mergers, a Utilities HOLDR may represent an interest in a fractional share of an underlying security. You will only be entitled to voting, distribution and other beneficial ownership rights in the underlying securities in which you own only fractional shares to the extent that the depositary aggregates your fractional shares with the other shares of such underlying securities and passes on beneficial ownership rights, including distribution and voting rights, to you based on your proportional, fractional shares in the underlying securities. In addition, if you surrender your Utilities HOLDRS to receive the underlying securities you will receive cash in lieu of your fractional shares. You will not be entitled to any securities if your interest in an underlying security is only a fraction of a share.

     o Not necessarily representative of the utilities industry. At the time of the initial offering, the companies included in the Utilities HOLDRS were generally considered to be involved in various segments of the utilities industry. However, the market price of the underlying securities and the Utilities HOLDRS may not necessarily follow the price movements of the entire utilities industry generally. If the underlying securities decline in value, your investment in the Utilities HOLDRS will decline in value even if common stock prices of companies involved in the utilities industry generally increase in value. In addition, since the time of the initial offering, the companies included in the Utilities HOLDRS may not be involved in the utilities industry. In this case, the Utilities HOLDRS may not consist of securities issued only by companies involved in the utilities industry.

     o Not necessarily comprised of solely utilities companies. As a result of distributions of securities by companies included in the Utilities HOLDRS or other corporate events, such as mergers, securities of companies that are not currently included in the Utilities HOLDRS and that are not involved in the utilities industry may be included in the Utilities HOLDRS. The securities of a new company will only be distributed from the Utilities HOLDRS if the securities have a different Standard & Poor's Corporation sector classification than any of the underlying issuers included in the Utilities HOLDRS at the time of the distribution or the corporate event or if the securities are not listed for trading on a U.S. national securities exchange through the Nasdaq National Market System. As of January 2, 2002, Standard & Poor's Corporation GICS sector classifications are based upon the Standard & Poor's Global Industry Classification Standard ("GICS") sectors. As there are only 10 broadly defined GICS sector classifications, the use of Standard & Poor's GICS sector classifications to determine whether a new company will be included in the Utilities HOLDRS provides no assurance that each new company included in the Utilities HOLDRS will be involved in the utilities industry. Currently, the underlying securities in the Utilities HOLDRS are represented in the Utilities and Energy GICS sector. Since each GICS sector classification is defined so broadly, the securities of a new company could have the same GICS sector classification as a company currently included in the Utilities HOLDRS yet not be involved in the utilities industry. In addition, the GICS sector classifications of securities included in the Utilities HOLDRS may change over time if the companies that issued these securities change their focus of operations or if Standard & Poor's alters the criteria it uses to determine GICS sector classifications, or both. Therefore, additional GICS sector classifications may be represented in the Utilities HOLDRS which may also result in the inclusion in the Utilities HOLDRS of the securities of a new company that is not involved in the utilities industry.

     o No investigation of underlying securities. The underlying securities initially included in the Utilities HOLDRS were selected by Merrill Lynch, Pierce, Fenner & Smith Incorporated based on the market capitalization of issuers and the market liquidity of common stocks in the utilities industry, without regard for the value, price performance, volatility or investment merit of the underlying securities. Consequently, the Utilities HOLDRS trust, the trustee, Merrill Lynch, Pierce, Fenner & Smith Incorporated, and their affiliates, have not performed any investigation or review of the selected companies, including the public filings by the companies. Investors and market participants should not conclude that the inclusion of a company is any form of investment recommendation by the trust, the trustee, Merrill Lynch, Pierce, Fenner & Smith Incorporated, or their affiliates.

     o Loss of diversification. As a result of industry developments, reorganizations, or market fluctuations affecting issuers of the underlying securities, Utilities HOLDRS may not necessarily continue to be a diversified investment in the utilities industry. In addition, reconstitution events, distribution of securities by an underlying issuer or other events, which may result in the distribution of securities from, or the inclusion of additional securities in, Utilities HOLDRS may also reduce diversification. Utilities HOLDRS may represent a concentrated investment in one or more of the underlying securities which would reduce investment diversification and increase your exposure to the risks of concentrated investments.

     o Conflicting investment choices. In order to sell one or more of the underlying securities individually, participate in a tender offer relating to one or more of the underlying securities, or participate in any form of stock repurchase program by an issuer of an underlying security, you will be required to cancel your Utilities HOLDRS and receive delivery of each of the underlying securities. The cancellation of your Utilities HOLDRS will allow you to sell individual underlying securities or to deliver individual underlying securities in a tender offer or any form of stock repurchase program. The cancellation of Utilities HOLDRS will involve payment of a cancellation fee to the trustee.

     o Trading halts. Trading in Utilities HOLDRS on the American Stock Exchange may be halted if trading in one or more of the underlying securities is halted. Trading in Utilities HOLDRS may be halted even if trading continues in some or all of the underlying securities. If trading is halted in Utilities HOLDRS, you will not be able to trade Utilities HOLDRS and you will only be able to trade the underlying securities if you cancel your Utilities HOLDRS and receive each of the underlying securities.

     o Delisting from the American Stock Exchange. If the number of companies whose securities are held in the trust falls below nine, the American Stock Exchange may consider delisting the Utilities HOLDRS. If the Utilities HOLDRS are delisted by the American Stock Exchange, a termination event will result unless the Utilities HOLDRS are listed for trading on another U.S. national securities exchange or through the Nasdaq National Market System within five business days from the date the Utilities HOLDRS are delisted. There are currently 19 companies whose securities are included in Utilities HOLDRS.

     o Possible conflicts of interest. Merrill Lynch, Pierce, Fenner & Smith Incorporated, as initial depositor, selected the underlying securities that were originally included in the Utilities HOLDRS and may face possible conflicts of interest as Merrill Lynch, Pierce, Fenner & Smith Incorporated and its affiliates may engage in investment banking or may provide other services for issues of the underlying securities in connection with its business.

     o Delays in distributions. The depositary trust agreement provides that the trustee will use its reasonable efforts to distribute any cash or other distributions paid in respect of the underlying securities to you as soon as practicable after receipt of such distribution. However, you may receive such cash or other distributions later than you would if you owned the underlying securities outside of the Utilities HOLDRS. In addition, you will not be entitled to any interest on any distribution by reason of any delay in distribution by the depositary.

Risk Factors Specific to Companies Involved in the Utilities Industry

     o The stock prices of companies involved in the utilities industry have been and will likely continue to be extremely volatile, which will directly affect the price volatility of the Utilities HOLDRS, and you could lose a substantial part of your investment. The trading prices of the common stocks of utilities companies have been extremely volatile. These stock prices could be subject to wide fluctuations in response to a variety of factors, including the following:

     o   general market fluctuations;

     o actual or anticipated variations in companies' quarterly operating results;

     o announcements by utilities companies or their competitors of significant acquisitions, strategic partnerships, joint ventures or capital commitments;

     o   failure to integrate or realize projected benefits from acquisitions;

     o   unscheduled system downtime;

     o   changes in government regulations;

     o   fluctuations in quarterly and annual operating results; and

     o   difficulty in obtaining additional financing.

               In addition, the trading prices of utilities stocks in general have experienced extreme price and volume fluctuations in recent months. These fluctuations often have been unrelated or disproportionate to the operating performance of these companies. The valuations of many utilities stocks are high when measured by conventional valuation standards such as price to earnings and price to sales ratios. Some of the companies do not, or in the future might not, have earnings. As a result, these trading prices may decline substantially and valuations may not be sustained. Any negative change in the public's perception of the prospects of utilities companies, generally, could depress the stock prices of a utilities company regardless of utilities companies' results. Other broad market and industry factors may decrease the stock price of the utilities' stocks, regardless of their operating results. Market fluctuations, as well as general political and economic conditions such as recession, war or interest rate or currency rate fluctuations, also may decrease the market price of utilities stocks.


               As a result of fluctuations in the trading prices of the companies included in the Utilities HOLDRS, the trading price of Utilities HOLDRS has fluctuated significantly. The initial offering price of Utilities HOLDRS, on June 22, 2000, was $94.18, and during 2005, the price of a Utilities HOLDR reached a high of $29.02 and a low of $24.92.


     o Utilities companies whose securities are included in the Utilities HOLDRS may need additional financing, which may be difficult to obtain. Failure to obtain necessary financing or doing so on unattractive terms could adversely affect development and marketing efforts and other operations of companies whose securities are included in Utilities HOLDRS. Companies whose securities are included in the Utilities HOLDRS may need to raise additional capital in order to fund the continued development and marketing of their products or to fund strategic acquisitions or investments. Their ability to obtain additional financing will depend on a number of factors, including market conditions, operating performance and investor interest. These factors may make the timing, amount, terms and conditions of any financing unattractive. If adequate funds are not available or are not available on acceptable terms, companies whose securities are included in the Utilities HOLDRS may have to forego strategic acquisitions or investments, reduce or defer their development activities, or delay their introduction of new products and services. Any of these actions may reduce the market price of stocks in the utilities industry.

     o The utilities industry is extremely competitive and failure of a utilities company to maintain a customer base will adversely affect its operating results. The operations of many utilities companies, which have traditionally been subject to limited competitive pressures, are now subject to increased pressures with others in the industry in supplying the energy needs of consumers. Many utilities companies may not successfully develop and maintain a loyal customer base and failure to do so could have a material adverse effect on their business.

     o Utilities companies are subject to extensive regulation by various federal, state and local governmental agencies in the conduct of their business. The sale, marketing and distribution of a utilities companies services are subject to regulation by all levels of governmental agencies including regulations on rate and marketing practices, environmental and development restrictions and regulations with respect to securities offerings. Competitive pressures by new market participants and changing consumer demands have resulted in additional changes in the regulatory environment, such as new regulations allowing consumers a broader choice to select their utility provider. The failure to obtain necessary government approvals, the restrictions contained in existing approvals, loss of or changes to previously obtained approvals or the failure to comply with regulatory requirements could result in fines, unanticipated expenditures, interruption of service and even criminal prosecution. The success of a utilities company will depend, in part, upon obtaining and maintaining regulatory approval to offer its products and services and, once approved, complying with the continued review by regulatory agencies.

     o Many utilities companies are subject to laws relating to the protection of the environment. The operations of many utilities companies are subject to extensive federal, state and local laws and regulations relating to the protection of the environment. Many utilities companies are exposed to significant environmental costs and liabilities inherent in the industry of a utility company and there can be no assurance that significant costs and liabilities will not be incurred, including those relating to claims for damages to property and persons resulting from operations. In addition, increasingly stringent federal, state or local environmental laws and regulations and enforcement policies will result in increased costs and liabilities.

     o The international operations of some utilities companies expose them to risks associated with instability and changes in economic and political conditions, foreign currency fluctuations, changes in foreign regulations and other risks inherent to international business. Many utilities companies have international development and exploration operations necessary to their businesses. The risks of international business that the companies are exposed to include the following:

        o    general economic, social and political conditions;

        o the difficulty of enforcing intellectual property rights, agreements and collecting receivables through certain foreign legal systems;

        o differing tax rates, tariffs, exchange controls or other similar restrictions;

        o    currency fluctuations;

        o changes in, and compliance with, domestic and foreign laws and regulations which impose a range of restrictions on operations, trade practices, foreign trade and international investment decisions; and

        o reduction in the number or capacity of personnel in international markets.

     o Many utilities companies are holding companies that rely on dividends from their subsidiaries as a substantial portion of their income and the right to receive dividends may be subordinate to the interests of third parties. Many utilities companies are separate and distinct entities from their subsidiaries that operate utilities and they receive a large portion of their revenue in dividends from these subsidiaries. The payment of dividends by these subsidiaries is subject to federal law restrictions as well as the laws of the respective state of incorporation. In addition, the right of a parent utility company to participate in any distribution of assets upon a subsidiary's liquidation or reorganization is subject to the prior claims of the subsidiary's creditors. The ability of a utility company to receive dividends or other distributions may be unpredictable, and fluctuations in income may adversely affect your investment in the Utilities HOLDRS.

     o Some of the companies involved in the utilities industry are also engaged in other lines of business unrelated to the utilities industry, and they may experience problems with these lines of business which could adversely affect their operating results. Some of the companies which comprise the Utilities HOLDRS have lines of business that do not relate to utilities activities and which may present additional risks not mentioned in this prospectus. There can be no assurance that other companies whose common stock is included in the Utilities HOLDRS will not experience similar catastrophic losses as a result of energy trading losses or losses in connection with other non-utilities businesses. The operating results of these utilities companies may fluctuate as a result of these additional risks and events in the other lines of business which may cause unusual volatility in the stock prices of these companies as compared to other utilities companies. Despite a company's possible success in the utilities business, there can be no assurance that the other lines of business in which these companies are engaged will not have an adverse effect on a company's business or financial condition.

     o Failure to integrate acquisitions could disrupt operations and prevent the realization of intended benefits. Many utilities companies are active acquirers of other companies as part of their business plans. There can be no assurance that many utilities companies will be able to integrate these acquired companies, which may result in failure to realize expected cost savings, increases in revenue and other projected benefits from such integration. There can also be no assurance that these companies will be able to attract and retain qualified personnel from acquired businesses or be successful in integrating such personnel. Furthermore, utilities companies may suffer material adverse short and long-term effects on operating results and financial condition as a result of such acquisitions.

                         HIGHLIGHTS OF UTILITIES HOLDRS


         This discussion highlights information regarding Utilities HOLding Company Depositary ReceiptS. We present certain information more fully in the rest of this prospectus. You should read the entire prospectus carefully before you purchase Utilities HOLDRS.


Issuer..........................   Utilities HOLDRS Trust.

The trust.......................   The Utilities HOLDRS Trust was formed under
                                   the depositary trust agreement, dated as of May 18, 2000 among The Bank of New York, as trustee, Merrill Lynch, Pierce, Fenner &
                                   Smith Incorporated, other depositors and the owners of the Utilities HOLDRS and was amended on November 22, 2000. The trust is not a registered investment company under the Investment Company Act of 1940.

Initial depositor...............   Merrill Lynch, Pierce, Fenner & Smith
                                   Incorporated.

Trustee.........................   The Bank of New York, a New York
                                   state-chartered banking organization, is the trustee and receives compensation as set forth in the depositary trust agreement. The trustee is responsible for receiving deposits of underlying securities and delivering
                                   Utilities HOLDRS representing the underlying securities issued by the trust. The trustee holds the underlying securities on behalf of the holders of Utilities HOLDRS.

Purpose of Utilities HOLDRS.....   Utilities HOLDRS are designed to achieve the
                                   following:

                                   Diversification. Utilities HOLDRS are
                                   designed to allow you to diversify your
                                   investment in the utilities industry
                                   through a single, exchange- listed
                                   instrument representing your undivided
                                   beneficial ownership of the underlying
                                   securities.

                                   Flexibility. The beneficial owners of
                                   Utilities HOLDRS have undivided
                                   beneficial ownership interests in each of the underlying securities represented by the Utilities HOLDRS, and can cancel their Utilities HOLDRS to receive each of the underlying securities represented by the Utilities HOLDRS.

                                   Transaction costs. The expenses
                                   associated with buying and selling
                                   Utilities HOLDRS in the secondary market are expected to be less than separately buying and selling each of the underlying securities in a traditional brokerage account with transaction-based charges.


Trust assets....................   The trust holds shares of common stock issued
                                   by specified companies that, when initially selected, were involved in the utilities industry. Except when a reconstitution event, distribution of securities by an underlying issuer or other event occurs, the group of companies will not change. Reconstitution events are described in this prospectus under the heading "Description of the Depositary
                                   Trust Agreement--Distributions" and
                                   "Reconstitution events." There are currently
                                   19 companies included in the Utilities
                                   HOLDRS.


                                   The trust's assets may increase or
                                   decrease as a result of in-kind deposits and withdrawals of the underlying securities during the life of the trust.

The Utilities HOLDRS............   The trust has issued, and may continue to
                                   issue, Utilities HOLDRS that represent an undivided beneficial ownership interest in the shares of common stock that are held by the trust. The Utilities HOLDRS themselves are separate from the underlying securities that are represented by the Utilities HOLDRS.


                                   The following chart provides the:

                                   o    names of the 19 issuers of
                                        underlying securities currently
                                        represented by a Utilities HOLDR,


                                   o    stock ticker symbols,

                                   o share amounts currently represented by a round-lot of 100 Utilities HOLDRS, and

                                   o    principal U.S. market on which the
                                        shares of common stock of the selected
                                        companies are traded.



             Name of Company                 Ticker     Share Amounts        Primary Trading Market
             ---------------                 ------     -------------        ----------------------

American Electric Power Company, Inc.          AEP             14                     NYSE
CenterPoint Energy, Inc.                       CNP             13                     NYSE
Consolidated Edison, Inc.                      ED              9                      NYSE
Dominion Resources, Inc.                        D              11                     NYSE
Duke Energy Corporation                        DUK             30                     NYSE
Dynegy, Inc.                                   DYN             12                     NYSE
Edison International                           EIX             15                     NYSE
El Paso Corporation                            EP              10                     NYSE
Entergy Corporation                            ETR             10                     NYSE
Exelon Corporation                             EXC             30                     NYSE
FirstEnergy Corporation                        FE              10                     NYSE
FPL Group, Inc.                                FPL             16                     NYSE
PG&E Corporation                               PCG             17                     NYSE
Progress Energy                                PGN             7                      NYSE
Public Service Enterprise Group                                10                     NYSE
  Incorporated                                 PEG
Reliant Energy, Inc.                           RRI          10.2518                   NYSE
The Southern Company                           SO              29                     NYSE
Texas Utilities Company (TXU Corp.) (1)        TXU             24                     NYSE
The Williams Companies, Inc.                   WMB             20                     NYSE


(1) Effective Wednesday December 14, 2005, deposits of TXU Corp. common stock (NYSE: "TXU") for the creation of Utilities HOLDRS increased to 24 TXU (instead of 12 TXU) per round lot of 100 Utilities HOLDRS as a result of the 2 for 1 stock split of TXU Corp.



                                   The companies whose securities were included in the Utilities HOLDRS at the time Utilities HOLDRS were originally issued generally were considered to be among the 20 largest and most liquid companies with U.S. traded common stock involved in the utilities industry as measured by market capitalization and trading volume on May 2, 2000. The market capitalization of a company is determined by multiplying the market price of its common stock by the number of its outstanding securities.

                                   The trust only will issue and cancel, and you only may obtain, hold, trade or surrender, Utilities HOLDRS in a round-lot of 100 Utilities HOLDRS and round-lot multiples. The trust will only issue Utilities HOLDRS upon the deposit of the whole shares represented by a round-lot of 100 Utilities HOLDRS. In the event that a fractional share comes to be represented by a round-lot of Utilities HOLDRS, the trust may require a minimum of more than one round-lot of 100 Utilities HOLDRS for an issuance so that the trust will always receive whole share amounts for issuance of Utilities HOLDRS.

                                   The number of outstanding Utilities HOLDRS will increase and decrease as a result of in-kind deposits and withdrawals of the underlying securities. The trust will stand ready to issue additional Utilities HOLDRS on a continuous basis when an investor deposits the required shares of common stock with the trustee.


Purchases.......................   You may acquire Utilities HOLDRS in two ways:

                                        o    through an in-kind deposit of
                                             the required number of shares of
                                             common stock of the underlying
                                             issuers with the trustee, or

                                        o    through a cash purchase in the
                                             secondary trading market.

Issuance and
cancellation fees...............   If you wish to create Utilities HOLDRS by
                                   delivering to the trust the requisite shares of common stock represented by a round-lot of 100 Utilities HOLDRS, The Bank of New York as trustee will charge you an issuance fee of up to $10.00 for each round-lot of 100 Utilities
                                   HOLDRS. If you wish to cancel your Utilities
                                   HOLDRS and withdraw your underlying
                                   securities, The Bank of New York as trustee will charge you a cancellation fee of up to $10.00 for each round-lot of 100 Utilities
                                   HOLDRS.

Commissions.....................   If you choose to deposit underlying
                                   securities in order to receive Utilities
                                   HOLDRS, you will be responsible for paying any sales commission associated with your purchase of the underlying securities that is charged by your broker in addition to the issuance fee, charged by the trustee, described above.

Custody fees....................   The Bank of New York, as trustee and as
                                   custodian, will charge you a quarterly
                                   custody fee of $2.00 for each round-lot of 100 Utilities HOLDRS, to be deducted from any cash dividend or other cash distributions on underlying securities received by the trust.
                                   With respect to the aggregate custody fee payable in any calendar year for each Utilities HOLDR, the trustee will waive that portion of the fee which exceeds the total cash dividends and other cash distributions received, or to be received, and payable with respect to such calendar year.

Rights relating to Utilities
HOLDRS..........................   You have the right to withdraw the underlying
                                   securities upon request by delivering a
                                   round-lot or integral multiple of a round-lot of Utilities HOLDRS to the trustee, during the trustee's business hours, and paying the cancellation fees, taxes and other charges.
                                   You should receive the underlying securities no later than the business day after the trustee receives a proper notice of cancellation. The trustee will not deliver fractional shares of underlying securities.
                                   To the extent that any cancellation of
                                   Utilities HOLDRS would otherwise require the delivery of a fractional share, the trustee will sell the fractional share in the market and the trust, in turn, will deliver cash in lieu of such fractional share. Except with respect to the right to vote for dissolution of the trust, the Utilities HOLDRS themselves will not have voting rights.

Rights relating to the
underlying securities...........   Utilities HOLDRS represents your beneficial
                                   ownership of the underlying securities.
                                   Owners of Utilities HOLDRS have the same rights and privileges as if they owned the underlying securities beneficially outside of
                                   Utilities HOLDRS. These include the right to instruct the trustee to vote the underlying securities, to receive any dividends and other distributions on the underlying securities that are declared and paid to the trustee by an issuer of an underlying security, the right to pledge Utilities
                                   HOLDRS and the right to surrender Utilities
                                   HOLDRS to receive the underlying securities.
                                   Utilities HOLDRS does not change your
                                   beneficial ownership in the underlying
                                   securities under United States federal
                                   securities laws, including sections 13(d) and 16(a) of the Exchange Act. As a result, you have the same obligations to file insider trading reports that you would have if you held the underlying securities outside of Utilities HOLDRS. However, due to the nature of Utilities HOLDRS, you will not be able to participate in any dividend reinvestment program of an issuer of underlying securities unless you cancel your Utilities HOLDRS (and pay the applicable fees) and receive all of the underlying securities.

                                   A holder of Utilities HOLDRS is not a
                                   registered owner of the underlying
                                   securities. In order to become a registered owner, a holder of Utilities HOLDRS would need to surrender their Utilities HOLDRS, pay the applicable fees and expenses, receive all of the underlying securities and follow the procedures established by the issuers of the underlying securities for registering their securities in the name of such holder.

                                   You retain the right to receive any reports and communications that the issuers of underlying securities are required to send to beneficial owners of their securities. As such, you will receive such reports and communications from the broker through which you hold your Utilities HOLDRS in the same manner as if you beneficially owned your underlying securities outside of Utilities HOLDRS in "street name" through a brokerage account. The trustee will not attempt to exercise the right to vote that attaches to, or give a proxy with respect to, the underlying securities other than in accordance with your instructions.

                                   The depositary trust agreement entitles you to receive, subject to certain limitations and net of any fees and expenses of the trustee, any distributions of cash (including dividends), securities or property made with respect to the underlying securities. However, any distribution of securities by an issuer of underlying securities will be deposited into the trust and will become part of the underlying securities unless the distributed securities are not listed for trading on a U.S. national securities exchange or through the Nasdaq National Market System or the distributed securities have a Standard & Poor's GICS sector classification that is different from the GICS sector classifications represented in the Utilities HOLDRS at the time of the distribution. In addition, if the issuer of underlying securities offers rights to acquire additional underlying securities or other securities, the rights may be distributed to you, may be disposed of for your benefit, or may lapse.

                                   There may be a delay between the time any cash or other distribution is received by the trustee with respect to the underlying securities and the time such cash or other distributions are distributed to you. In addition, you are not entitled to any interest on any distribution by reason of any delay in distribution by the trustee. If any tax or other governmental charge becomes due with respect to Utilities HOLDRS or any underlying securities, you will be responsible for paying that tax or governmental charge.

                                   If you wish to participate in a tender offer for any of the underlying securities, or any form of stock repurchase program by an issuer of an underlying security, you must surrender your Utilities HOLDRS (and pay the applicable fees and expenses) and receive all of your underlying securities in exchange for your Utilities HOLDRS. For specific information about obtaining your underlying securities, you should read the discussion under the caption "Description of the Depositary Trust Agreement -Withdrawal of Underlying Securities."

Ownership rights in fractional
shares in the underlying
securities......................   As a result of distributions of securities by
                                   companies included in the Utilities HOLDRS or other corporate events, such as mergers, a Utilities HOLDR may represent an interest in a fractional share of an underlying security.
                                   You are entitled to receive distributions proportionate to your fractional shares.

                                   In addition, you are entitled to receive proxy materials and other shareholder communications and you are entitled to exercise voting rights proportionate to your fractional shares. The trustee will aggregate the votes of all of the share fractions represented by Utilities HOLDRS and will vote the largest possible number of whole shares. If, after aggregation, there is a fractional remainder, this fraction will be ignored, because the issuer will only recognize whole share votes. For example, if 100,001 round-lots of 100 Utilities HOLDRS are outstanding and each round-lot of 100 Utilities HOLDRS represents 1.75 shares of an underlying security, there will be 175,001.75 votes of the underlying security represented by Utilities HOLDRS. If holders of 50,000 round-lots of 100 Utilities HOLDRS vote their underlying securities "yes" and holders of 50,001 round-lots of 100 Utilities HOLDRS vote their underlying securities "no", there will be 87,500 affirmative votes and 87,501.75 negative votes. The trustee will ignore the .75 negative votes and will deliver to the issuer 87,500 affirmative votes and 87,501 negative votes.

Reconstitution events...........   The depositary trust agreement provides for
                                   the automatic distribution of underlying securities from the Utilities HOLDRS to you in the following four circumstances:

                                   A.   If an issuer of underlying
                                        securities no longer has a class of
                                        common stock registered under section 12 of the Securities Exchange Act of 1934, then the trustee will distribute the shares of that company to the owners of the Utilities HOLDRS.

                                   B.   If the SEC finds that an issuer of
                                        underlying securities should be
                                        registered as an investment company
                                        under the Investment Company Act of
                                        1940, and the trustee has actual
                                        knowledge of the SEC finding, then its
                                        securities will no longer be an
                                        underlying security and the trustee will distribute the shares of that company to the owners of the Utilities HOLDRS.

                                   C.   If the underlying securities of an
                                        issuer cease to be outstanding as a
                                        result of a merger, consolidation,
                                        corporate combination or other event,
                                        the trustee will distribute the
                                        consideration paid by and received from
                                        the acquiring company or the securities
                                        received in exchange for the securities
                                        of the underlying issuer whose
                                        securities cease to be outstanding to
                                        the beneficial owners of Utilities
                                        HOLDRS, only if the distributed
                                        securities have a different Standard &
                                        Poor's GICS sector classification than
                                        any of the underlying securities
                                        represented in the Utilities HOLDRS at
                                        the time of the distribution or exchange or if the securities received are not listed for trading on a U.S. national securities exchange or through the Nasdaq National Market System. In any other case, the additional securities received will be deposited into the trust.

                                   D. If an issuer's underlying securities are delisted from trading on a U.S. national securities exchange or through the Nasdaq National Market System and are not listed for trading on another U.S. national securities exchange or through the Nasdaq National Market System within five business days from the date the securities are delisted.

                                   To the extent a distribution of underlying securities from the Utilities HOLDRS is required as a result of a reconstitution event, the trustee will deliver the underlying security to you as promptly as practicable after the date that the trustee has knowledge of the occurrence of a reconstitution event.

                                   In addition, securities of a new company will be added to the Utilities HOLDRS, as a result of a distribution of securities by an underlying issuer, where a corporate event occurs, or where the securities of an underlying issuer are exchanged for the securities of another company, unless the securities received have a Standard & Poor's GICS sector classification that is different from the GICS sector classification of any other security then included in the Utilities HOLDRS or are not listed for trading on a U.S. national securities exchange or through the Nasdaq National Market System.


                                   It is anticipated, as a result of the broadly defined Standard & Poor's GICS sectors, that most distributions or exchanges of securities will result in the inclusion of new securities in Utilities HOLDRS. The trustee will review the publicly available information that identifies the Standard & Poor's GICS sector classifications of securities to determine whether securities received as a result of a distribution by an underlying issuer or as consideration for securities included in the Utilities HOLDRS will be included in Utilities HOLDRS or distributed to you.

Standard & Poor's sector
classifications.................   Standard & Poor's Corporation is an
                                   independent source of market information that, among other things, maintains the Global Industry Classification Standard, which classifies the securities of public companies into various sector classifications based upon GICS sectors, which are derived from its own criteria. The GICS classification standards were exclusively effective as of January 2, 2002. There are 10
                                   Standard & Poor's GICS sector classifications and each class of publicly traded securities of a company are each given only one GICS sector classification. The securities included in the Utilities HOLDRS are currently represented in the Utilities GICS sector. The Standard & Poor's GICS sector classifications of the securities included in the Utilities HOLDRS may change over time if the companies that issued these securities change their focus of operations or if Standard & Poor's alters the criteria it uses to determine GICS sectors, or both.

Termination events..............   A.   The Utilities HOLDRS are delisted from
                                        the American Stock Exchange and are not
                                        listed for trading on another U.S.
                                        national securities exchange or through
                                        the Nasdaq National Market System within five business days from the date the Utilities HOLDRS are delisted.

                                   B.   The trustee resigns and no successor
                                        trustee is appointed within 60 days from the date the trustee provides notice to Merrill Lynch, Pierce, Fenner & Smith Incorporated, as initial depositor, of its intent to resign.

                                   C.   Beneficial owners of at least 75% of
                                        outstanding Utilities HOLDRS vote to
                                        dissolve and liquidate the trust.

                                   If a termination event occurs, the trustee will distribute the underlying securities as promptly as practicable after the termination event.

                                   Upon termination of the depositary trust agreement and prior to distributing the underlying securities to you, the trustee will charge you a cancellation fee of up to $10.00 per round-lot of 100 Utilities HOLDRS surrendered, along with any taxes or other governmental charges, if any.

United States federal income
tax consequences................   The United States federal income tax laws
                                   will treat a U.S. holder of Utilities HOLDRS as directly owning the underlying securities.
                                   The Utilities HOLDRS themselves will not result in any United States federal income tax consequences separate from the tax consequences associated with ownership of the underlying securities.


Listing.........................   The Utilities HOLDRS are listed on the
                                   American Stock Exchange under the symbol
                                   "UTH." On February 15, 2006, the last
                                   reported sale price of Utilities HOLDRS on the American Stock Exchange was $114.07.


Trading.........................   Investors are only able to acquire, hold,
                                   transfer and surrender a round-lot of 100
                                   Utilities HOLDRS. Bid and ask prices,
                                   however, are quoted per single Utilities
                                   HOLDR.

Clearance and settlement........   Utilities HOLDRS have been issued only in
                                   book- entry form. Utilities HOLDRS are
                                   evidenced by one or more global certificates that the trustee has deposited with The
                                   Depository Trust Company, referred to as DTC.
                                   Transfers within DTC will be in accordance with DTC's usual rules and operating procedures. For further information see
                                   "Description of Utilities HOLDRS."

                                    THE TRUST

         General. This discussion highlights information about the Utilities HOLDRS Trust. You should read this information, information about the depositary trust agreement as well as the depositary trust agreement and the amendment to the depositary trust agreement, before you purchase Utilities HOLDRS. The material terms of the depositary trust agreement are described in this prospectus under the heading "Description of the Depositary Trust Agreement."

         The Utilities HOLDRS Trust. The trust was formed pursuant to the depositary trust agreement, dated as of May 18, 2000. The depositary trust agreement was amended on November 22, 2000. The Bank of New York is the trustee. The Utilities HOLDRS Trust is not a registered investment company under the Investment Company Act of 1940.

         The Utilities HOLDRS Trust is intended to hold deposited shares for the benefit of owners of Utilities HOLDRS. The trustee will perform only administrative and ministerial acts. The property of the trust consists of the underlying securities and all monies or other property, if any, received by the trustee. The trust will terminate on December 31, 2040, or earlier if a termination event occurs.

                         DESCRIPTION OF UTILITIES HOLDRS

         The trust has issued Utilities HOLDRS under the depositary trust agreement described in this prospectus under the heading "Description of the Depositary Trust Agreement." The trust may issue additional Utilities HOLDRS on a continuous basis when an investor deposits the requisite underlying securities with the trustee.

         You may only acquire, hold, trade and surrender Utilities HOLDRS in a round-lot of 100 Utilities HOLDRS and round-lot multiples. The trust will only issue Utilities HOLDRS upon the deposit of the whole shares of underlying securities that are represented by a round-lot of 100 Utilities HOLDRS. In the event of a stock split, reverse stock split or other distribution by the issuer of an underlying security that results in a fractional share becoming represented by a round-lot of Utilities HOLDRS, the trust may require a minimum of more than one round-lot of 100 Utilities HOLDRS for an issuance so that the trust will always receive whole share amounts for issuance of Utilities HOLDRS.

         Utilities HOLDRS will represent your individual and undivided beneficial ownership interest in the common stock of the specified underlying securities. The companies selected as part of this receipt program are listed above in the section entitled "Highlights of Utilities HOLDRS--The Utilities HOLDRS."

         Beneficial owners of Utilities HOLDRS will have the same rights and privileges as they would have if they beneficially owned the underlying securities in "street name" outside of the trust. These include the right of investors to instruct the trustee to vote the common stock, and to receive dividends and other distributions on the underlying securities, if any are declared and paid to the trustee by an issuer of an underlying security, as well as the right to cancel Utilities HOLDRS to receive the underlying securities. See "Description of the Depositary Trust Agreement." Utilities HOLDRS are not intended to change your beneficial ownership in the underlying securities under federal securities laws, including sections 13(d) and 16(a) of the Securities Exchange Act of 1934.

         The trust will not publish or otherwise calculate the aggregate value of the underlying securities represented by a receipt. Utilities HOLDRS may trade in the secondary market at prices that are lower than the aggregate value of the corresponding underlying securities. If, in such case, an owner of Utilities HOLDRS wishes to realize the dollar value of the underlying securities, that owner will have to cancel the Utilities HOLDRS. Such cancellation will require payment of fees and expenses as described in "Description of the Depositary Trust Agreement--Withdrawal of underlying securities."

         Utilities HOLDRS are evidenced by one or more global certificates that the trustee has deposited with DTC and registered in the name of Cede & Co., as nominee for DTC. Utilities HOLDRS are available only in book-entry form. Owners of Utilities HOLDRS may hold their Utilities HOLDRS through DTC, if they are participants in DTC, or indirectly through entities that are participants in DTC.

                    DESCRIPTION OF THE UNDERLYING SECURITIES

         Selection criteria. The underlying securities are the common stocks of a group of specified companies that, at the time of selection, were involved in various aspects of the utilities industry on a regional level and whose common stock is registered under section 12 of the Securities Exchange Act of 1934. The issuers of the underlying securities were, at the time of selection, among the largest capitalized and most liquid companies involved in the utilities industry as measured by market capitalization and trading volume.

         The Utilities HOLDRS may no longer consist exclusively of securities issued by companies involved in the utilities industry. Merrill Lynch, Pierce, Fenner & Smith Incorporated will determine, in its sole discretion, whether the issuer of a particular underlying security remains in the utilities industry and will undertake to make adequate disclosure when necessary.

         Underlying securities. For a list of the underlying securities represented by Utilities HOLDRS, please refer to "Highlights of Utilities HOLDRS--The Utilities HOLDRS." If the underlying securities change because of a reconstitution event, a distribution of securities by an underlying issuer or other event, a revised list of underlying securities will be set forth in a prospectus supplement and filed with the SEC on a periodic basis.

         No investigation. The trust, the trustee, Merrill Lynch, Pierce, Fenner & Smith Incorporated and any affiliate of these entities, have not performed any investigation or review of the selected companies, including the public filings by the companies. Accordingly, before you acquire Utilities HOLDRS, you should consider publicly available financial and other information about the issuers of the underlying securities. See "Risk Factors" and "Where You Can Find More Information." Investors and market participants should not conclude that the inclusion of a company in the list is any form of investment recommendation of that company by the trust, the trustee, Merrill Lynch, Pierce, Fenner & Smith Incorporated, the selling group or any of their affiliates.

         General background and historical information. For a brief description of the business of each of the issuers of the underlying securities and monthly pricing information showing the historical performance of each underlying issuer's securities see "Annex A."

         The following table and graph set forth the composite performance of all of the 19 underlying securities currently represented by a single Utilities HOLDR, measured at the close of each month from January 30, 1998 to February 14, 2006. The performance table and graph data are adjusted for any splits that may have occurred over the measurement period. Past movements of the underlying securities are not necessarily indicative of future values.

1998               Price     1999           Price  2000           Price        2001            Price
----               -----     ----           -----  ----           -----        ----            -----

January 30....     72.77     January 29...  80.65  January 31...  72.36        January 31....  91.41
February 27...     74.31     February 26..  77.32  February 29..  66.93        February 28...  98.43
March 31......     79.19     March 31.....  77.04  March 31.....  69.26        March 30......  98.88
April 30......     77.17     April 30.....  82.28  April 28.....  76.58        April 30......  107.43
May 29........     77.11     May 28.......  87.60  May 31.......  80.75        May 31........  106.49
June 30.......     79.44     June 30......  80.88  June 30......  75.65        June 29.......  97.23
July 31.......     75.58     July 30......  79.72  July 31......  78.53        July 31.......  95.52
August 31.....     77.58     August 31....  79.82  August 31....  88.93        August 31.....  94.90
September 30..     83.47     September 30.  75.28  September 29.  99.17        September 28..  88.27*
October 30....     81.97     October 29...  76.70  October 31...  97.87        October 31....  89.62
November 30...     82.40     November 30..  69.46  November 30..  99.93        November 30...  86.86
December 31...     84.49     December 31..  67.74  December 29..  104.85       December 31...  90.25


2002               Price     2003           Price  2004           Price        2005            Price
----               -----     ----           -----  ----           -----        ----            -----

January 31...      86.50     January 31...  61.81  January 30...  79.64        January 31...   99.90
February 28..      86.38     February 28..  58.71  February 27..  81.05        February 28..   101.63
March 28.....      95.12     March 31.....  61.61  March 31.....  82.24        March 31.....   102.79
April 30.....      94.31     April 30.....  66.44  April 30.....  79.21        April 29.....   106.27
May 31.......      85.40     May 30.......  72.88  May 28.......  79.93        May 31.......   105.09
June 28......      80.71     June 30......  74.24  June 30......  80.80        June 30......   111.12
July 31......      70.10     July 31......  69.15  July 30......  82.21        July 29......   114.35
August 30....      71.54     August 29....  70.31  August 31....  85.07        August 31....   115.75
September 30.      62.97     September 30.  73.55  September 30.  86.00        September 30.   122.18
October 31...      60.55     October 31...  73.89  October 29...  91.11        October 31...   113.57
November 29..      60.95     November 28..  73.30  November 30..  95.04        November 30..   113.16
December 31..      63.77     December 31..  78.21  December 31..  97.70        December 30..   114.09


2006               Price
----               -----

January 31...      116.79
February 14..      113.93



                    Utilities HOLDRS - UTH [GRAPHIC OMITTED]

                  DESCRIPTION OF THE DEPOSITARY TRUST AGREEMENT

         General. The depositary trust agreement, dated as of May 18, 2000, among Merrill Lynch, Pierce, Fenner & Smith Incorporated, The Bank of New York, as trustee, other depositors and the owners of the Utilities HOLDRS, provides that Utilities HOLDRS will represent an owner's undivided beneficial ownership interest in the common stock of the underlying companies. The depositary trust agreement was amended on November 22, 2000 to modify the reconstruction events, described below.

         The trustee. The Bank of New York serves as trustee for the Utilities HOLDRS. The Bank of New York, which was founded in 1784, was New York's first bank and is the oldest bank in the country still operating under its original name. The Bank is a state-chartered New York banking corporation and a member of the Federal Reserve System. The Bank conducts a national and international wholesale banking business and a retail banking business in the New York City, New Jersey and Connecticut areas, and provides a comprehensive range of corporate and personal trust, securities processing and investment services.

         Issuance, transfer and surrender of Utilities HOLDRS. You may create and cancel Utilities HOLDRS only in round-lots of 100 Utilities HOLDRS. You may create Utilities HOLDRS by delivering to the trustee the requisite underlying securities. The trust will only issue Utilities HOLDRS upon the deposit of the whole shares represented by a round-lot of 100 Utilities HOLDRS. In the event that a fractional share comes to be represented by a round-lot of Utilities HOLDRS, the trust may require a minimum of more than one round-lot of 100 Utilities HOLDRS for an issuance so that the trust will always receive whole share amounts for issuance of Utilities HOLDRS. Similarly, you must surrender Utilities HOLDRS in integral multiples of 100 Utilities HOLDRS to withdraw deposited shares from the trust. The trustee will not deliver fractional shares of underlying securities, and to the extent that any cancellation of Utilities HOLDRS would otherwise require the delivery of fractional shares, the trust will deliver cash in lieu of such shares. You may request withdrawal of your deposited shares during the trustee's normal business hours. The trustee expects that in most cases it will deliver your deposited shares within one business day of your withdrawal request.

         Voting rights. You will receive proxy soliciting materials provided by issuers of the deposited shares so as to permit you to give the trustee instructions as to how to vote on matters to be considered at any annual or special meetings held by issuers of the underlying securities.

         Under the depositary trust agreement, any beneficial owner of Utilities HOLDRS, other than Merrill Lynch, Pierce, Fenner & Smith Incorporated owning Utilities HOLDRS for its own proprietary account as principal, will have the right to vote to dissolve and liquidate the trust.

         Distributions. You will be entitled to receive, net of trustee fees, distributions of cash, including dividends, securities or property, if any, made with respect to the underlying securities. The trustee will use its reasonable efforts to ensure that it distributes these distributions as promptly as practicable after the date on which it receives the distribution. Therefore, you may receive your distributions substantially later than you would have had you held the underlying securities directly. Any distributions of securities by an issuer of underlying securities will be deposited into the trust and will become part of the Utilities HOLDRS unless such securities are not listed for trading on U.S. national securities exchange or through the Nasdaq National Market System or such distributed securities have a different Standard & Poor's GICS sector classification than any of the underlying securities represented in the Utilities HOLDRS at the time of the distribution of such securities. In addition, if the issuer of underlying securities offers rights to acquire additional underlying securities or other securities, the rights will be distributed to you through the trustee, if practicable, and if the rights and the securities that those rights relate to are exempt from registration or are registered under the Securities Act of 1933. Otherwise, if practicable, the rights will be disposed of and the net proceeds distributed to you by the trustee. In all other cases, the rights will lapse.

         You will be obligated to pay any tax or other charge that may become due with respect to Utilities HOLDRS. The trustee may deduct the amount of any tax or other governmental charge from a distribution before making payment to you. In addition, the trustee will deduct its quarterly custody fee of $2.00 for each round-lot of 100 Utilities HOLDRS from quarterly dividends, if any, paid to the trustee by the issuers of the underlying securities. With respect to the aggregate custody fee payable in any calendar year for each Utilities HOLDR, the trustee will waive that portion of the fee which exceeds the total cash dividends and other cash distributions received, or to be received, and payable with respect to such calendar year.

         Record dates. With respect to dividend payments and voting instructions, the trustee expects to fix the trust's record dates as close as possible to the record date fixed by the issuer of the underlying securities.

         Shareholder communications. The trustee promptly will forward to you all shareholder communications that it receives from issuers of the underlying securities.

         Withdrawal of underlying securities. You may surrender your Utilities HOLDRS and receive underlying securities during the trustee's normal business hours and upon the payment of applicable fees, taxes or governmental charges, if any. You should receive your underlying securities no later than the business day after the trustee receives your request. If you surrender Utilities HOLDRS in order to receive underlying securities, you will pay to the trustee a cancellation fee of up to $10.00 per round-lot of 100 Utilities HOLDRS.

         Further issuances of Utilities HOLDRS. The depositary trust agreement provides for further issuances of Utilities HOLDRS on a continuous basis without your consent.

         Reconstitution events. The depositary trust agreement provides for the automatic distribution of underlying securities from Utilities HOLDRS to you in the following four circumstances:

         A. If an issuer of underlying securities no longer has a class of common stock registered under section 12 of the Securities Exchange Act of 1934, then its securities will no longer be an underlying security and the trustee will distribute the shares of that company to the owners of the Utilities HOLDRS.

         B. If the SEC finds that an issuer of underlying securities should be registered as an investment company under the Investment Company Act of 1940, and the trustee has actual knowledge of the SEC finding, then the trustee will distribute the shares of that company to the owners of the Utilities HOLDRS.

         C. If the underlying securities of an issuer cease to be outstanding as a result of a merger, consolidation, corporate combination or other event, the trustee will distribute the consideration paid by and received from the acquiring company to the beneficial owners of Utilities HOLDRS, only if the distributed securities have a different Standard & Poor's GICS sector classification than any of the underlying securities represented in the Utilities HOLDRS at the time of the distribution or exchange or if the securities received are not listed for trading on a U.S. national securities exchange or through the Nasdaq National Market System. In any other case, the additional underlying securities received as consideration will be deposited into the trust.

         D. If an issuer's underlying securities are delisted from trading on a U.S. national securities exchange or through the Nasdaq National Market System and are not listed for trading on another U.S. national securities exchange or through the Nasdaq National Market System within five business days from the date such securities are delisted.

         To the extent a distribution of underlying securities is required as a result of a reconstitution event, the trustee will deliver the underlying security to you as promptly as practicable after the date that the trustee has knowledge of the occurrence of a reconstitution event.

         As provided in the amendment to the depositary trust agreement, securities of a new company will be added to the Utilities HOLDRS, as a result of a distribution of securities by an underlying issuer or where an event occurs, such as a merger, where the securities of an underlying issuer are exchanged for the securities of another company, unless the securities received have a different Standard & Poor's GICS sector classification than any of the underlying securities represented in Utilities HOLDRS at the time of distribution or exchange or are not listed for trading on a U.S. national securities exchange or through the Nasdaq National Market System.

         It is anticipated, as a result of the broadly defined GICS sectors, that most distributions or exchanges of securities will result in the inclusion of new securities in the Utilities HOLDRS. The trustee will review the Standard & Poor's GICS sector classifications of securities to determine whether securities received as a result of a distribution by an underlying issuer or as consideration for securities included in the Utilities HOLDRS will be distributed from the Utilities HOLDRS to you.

         Standard & Poor's classifications. Standard & Poor's Corporation is an independent source of market information that, among other things, maintains the Global Industry Classification Standard, which classifies the securities of public companies into various sector classifications based upon GICS sectors, which are derived from its own criteria. There are 10 Standard & Poor's GICS sector classifications and each class of publicly traded securities of a company is given only one GICS sector classification. The securities included in the Utilities HOLDRS are currently represented in the Utilities GICS sector. The Standard & Poor's GICS sector classifications of the securities included in the Utilities HOLDRS may change over time if the companies that issued these securities change their focus of operations or if Standard & Poor's alters the criteria it uses to determine GICS sectors, or both.

         Termination of the trust. The trust will terminate if the trustee resigns and no successor trustee is appointed by Merrill Lynch, Pierce, Fenner & Smith Incorporated, as initial depositor, within 60 days from the date the trustee provides notice to the initial depositor of its intent to resign. Upon termination, the beneficial owners of Utilities HOLDRS will surrender their Utilities HOLDRS as provided in the depositary trust agreement, including payment of any fees of the trustee or applicable taxes or governmental charges due in connection with delivery to the owners of the underlying securities. The trust also will terminate if Utilities HOLDRS are delisted from the American Stock Exchange and are not listed for trading on another U.S. national securities exchange or through the Nasdaq National Market System within five business days from the date the Utilities HOLDRS are delisted. Finally, the trust will terminate if 75% of the owners of outstanding Utilities HOLDRS, other than Merrill Lynch, Pierce, Fenner & Smith Incorporated, vote to dissolve and liquidate the trust.

         If a termination event occurs, the trustee will distribute the underlying securities to you as promptly as practicable after the termination event occurs.

         Amendment of the depositary trust agreement. The trustee and Merrill Lynch, Pierce, Fenner & Smith Incorporated, as initial depositor, may amend any provisions of the depositary trust agreement without the consent of any other depositor or any of the owners of the Utilities HOLDRS. Promptly after the execution of any amendment to the agreement, the trustee must furnish or cause to be furnished written notification of the substance of the amendment to each owner of Utilities HOLDRS. Any amendment that imposes or increases any fees or charges, subject to exceptions, or that otherwise prejudices any substantial existing right of the owners of Utilities HOLDRS will not become effective until 30 days after notice of the amendment is given to the owners of Utilities HOLDRS.

         Issuance and cancellation fees. If you wish to create Utilities HOLDRS by delivering to the trust the requisite underlying securities, the trustee will charge you an issuance fee of up to $10.00 for each round-lot of 100 Utilities HOLDRS. If you wish to cancel your Utilities HOLDRS and withdraw your underlying securities, the trustee will charge you a cancellation fee of up to $10.00 for each round-lot of 100 Utilities HOLDRS issued. The trustee may negotiate either of these fees depending on the volume, frequency and size of the issuance or cancellation transactions.

         Commissions. If you choose to create Utilities HOLDRS you will be responsible for paying any sales commissions associated with your purchase of the underlying securities that is charged by your broker, whether it be Merrill Lynch, Pierce, Fenner & Smith Incorporated or another broker, in addition to the issuance fee described above.

         Custody fees. The Bank of New York, as trustee and as custodian, will charge you a quarterly custody fee of $2.00 for each round-lot of 100 Utilities HOLDRS to be deducted from any dividend payments or other cash distributions on underlying securities received by the trustee. With respect to the aggregate custody fee payable in any calendar year for each Utilities HOLDR, the Trustee will waive that portion of the fee which exceeds the total cash dividends and other cash distributions received, or to be received, and payable with respect to such calendar year. The trustee cannot recapture unpaid custody fees from prior years.

         Address of the trustee. The Bank of New York, ADR Department, 101 Barclay Street, New York, New York 10286.

         Governing law. The depositary trust agreement and the Utilities HOLDRS are governed by the laws of the State of New York. The trustee will provide the depositary trust agreement to any owner of the underlying securities free of charge upon written request.

         Duties and immunities of the trustee. The trustee assumes no responsibility or liability for, and makes no representations as to, the validity or sufficiency, or as to the accuracy of the recitals, if any, set forth in the Utilities HOLDRS.

         The trustee has undertaken to perform only those duties as are specifically set forth in the depositary trust agreement. Subject to the preceding sentence, the trustee is liable for its own negligence or misconduct except for good faith errors in judgment so long as the trustee is not negligent in ascertaining the relevant facts.

                  UNITED STATES FEDERAL INCOME TAX CONSEQUENCES

General

         The following discussion represents the opinion of Shearman & Sterling LLP, our special U.S. federal income tax counsel, as to the principal U.S. federal income tax consequences relating to the Utilities HOLDRS for:

         o   an individual who is a citizen or resident of the United States;


         o a corporation (or an entity treated as a corporation for U.S. federal income tax purposes) created or organized in or under the laws of the United States or any state thereon or the District of Columbia;


         o an estate, the income of which is includible in gross income for U.S. federal income tax purposes regardless of its source;

         o a trust if either (i) it is subject to the primary supervision of a U.S. court and one or more U.S. persons have the authority to control all substantial decisions of the trust or (ii) it has a valid election in effect under applicable Treasury Regulations to be treated as a U.S. person (a "U.S. receipt holder"); and


         o any individual, corporation, estate or trust that is not a U.S. receipt holder (a "non-U.S. receipt holder").


         If a partnership (or an entity treated as a partnership for U.S. federal income tax purposes) holds Utilities HOLDRS, the tax treatment of the partnership and each partner will generally depend on the status of the partner and the activities of the partnership. Partnerships acquiring Utilities HOLDRS, and partners in such partnerships, should consult their tax advisors.


         This discussion is based upon laws, regulations, rulings and decisions currently in effect, all of which are subject to change or differing interpretations, possibly on a retroactive basis. The discussion does not deal with all U.S. federal income tax consequences applicable to all categories of investors, some of which may be subject to special rules, such as (without limitation) tax-exempt entities, banks, dealers in securities, U.S. receipt holders whose functional currency is not the U.S. dollar, investors who acquire or hold any Utilities HOLDRS as part of a conversion, straddle or other hedging transaction, certain former citizens and residents of the United States and persons subject to the alternative minimum tax.. In addition, this discussion generally is limited to investors who will hold the Utilities HOLDRS as "capital assets" (generally, property held for investment) within the meaning of section 1221 of the Internal Revenue Code of 1986, as amended (the "Code"). Moreover, this discussion does not address Europe 2001 held by a partnership or other flow through entity. We recommend that you consult with your own tax advisor with regard to the application of the U.S. federal income tax laws to your particular situation as well as any tax consequences arising under the laws of any state, local or non-U.S. jurisdiction.


Taxation of the trust

         The trust will provide for flow through tax consequences as it will be treated as a grantor trust or custodial arrangement for U.S. federal income tax purposes.

Taxation of Utilities HOLDRS

         A receipt holder purchasing and owning Utilities HOLDRS will be treated, for U.S. federal income tax purposes, as directly owning a proportionate share of the underlying securities represented by Utilities HOLDRS. Consequently, if there is a taxable cash distribution on an underlying security, a holder will recognize income with respect to the distribution at the time the distribution is received by the trustee, not at the time that the holder receives the cash distribution from the trustee.

         Qualified dividend income received in respect of Utilities HOLDRS by U.S. receipt holders who are individuals, trusts and estates will be eligible for U.S. federal income taxation at preferential rates. Qualified dividend income includes dividends received from domestic corporations and "qualified foreign corporations," as such term is defined below under "Special considerations with respect to underlying securities of foreign issuers." In order for such dividends to qualify for the preferential rates, specific minimum holding period requirements must be met, and for this purpose, a U.S. receipt holder's holding period with respect to an underlying security may be tolled for any period in which such holder has diminished its risk of loss in respect of such security by (for example) entering into a hedging transaction.

         Special rules apply to a U.S. receipt holder who leverages its investment in Utilities HOLDRS. U.S. receipt holders that are corporations may be eligible for a dividend-received deduction in respect of dividends received from domestic corporations.

         A receipt holder will determine its initial tax basis in each of the underlying securities by allocating the purchase price for the Utilities HOLDRS among the underlying securities based on their relative fair market values at the time of purchase. Similarly, when a holder sells a receipt, it will determine the amount realized with respect to each security by allocating the sales price among the underlying securities based on their relative fair market values at the time of sale. A holder's gain or loss with respect to each security will be computed by subtracting its adjusted basis in the security from the amount realized on the security. With respect to purchases of Utilities HOLDRS for cash in the secondary market, a receipt holder's aggregate tax basis in each of the underlying securities will be equal to the purchase price of the Utilities HOLDRS. Similarly, with respect to sales of Utilities HOLDRS for cash in the secondary market, the amount realized with respect to a sale of Utilities HOLDRS will be equal to the aggregate amount realized with respect to each of the underlying securities.

         The distribution of any securities by the trust upon the surrender of Utilities HOLDRS, the occurrence of a reconstitution event, or a termination event will not be a taxable event, except to the extent that cash is distributed in lieu of fractional shares. Gain or loss with respect to fractional shares shall be computed by allocating a portion of the aggregate tax basis of the distributed securities to such fractional shares. The receipt holder's aggregate tax basis with respect to the distributed securities will be the same as when held through the trust, less any tax basis allocated to fractional shares. The receipt holder's holding period with respect to the distributed securities will include the period that the holder held the securities through the trust.

Brokerage fees and custodian fees

         The brokerage fee incurred in purchasing a receipt will be treated as part of the cost of the underlying securities. Accordingly, a holder includes this fee in its tax basis in the underlying securities. A holder will allocate the brokerage fee among the underlying securities using either a fair market value allocation or pro rata based on the number of shares of each underlying security. Similarly, the brokerage fee incurred in selling Utilities HOLDRS will reduce the amount realized with respect to the underlying securities.

         A holder will be required to include in its income the full amount of dividends paid on the underlying securities, even though the depositary trust agreement provides that the custodian fees will be deducted directly from any dividends paid. These custodian fees will be treated as an expense incurred in connection with a holder's investment in the underlying securities and may be deductible. If a holder is an individual, estate or trust, however, the deduction of its share of custodian fees will be a miscellaneous itemized deduction that may be disallowed in whole or in part.

Special considerations with respect to underlying securities of foreign issuers

         If any of the underlying securities are securities of foreign issuers, the gross amount of any taxable cash distribution will not be eligible for the dividends received deduction generally allowed to corporate U.S. receipt holders.

         As discussed above, dividends received by certain U.S. receipt holders from an issuer of underlying securities that is a "qualified foreign corporation" will be eligible for U.S. federal income taxation at preferential rates. A qualified foreign corporation includes:


         o a foreign corporation that is eligible for the benefits of a comprehensive U.S. income tax treaty, which the Secretary of the Treasury determines to be satisfactory and that includes an exchange of information program,

         o a foreign corporation if the stock to which the dividend is paid is readily tradable on an established market in the United States, and

         o   a corporation that is incorporated in a possession of the United
             States

but will not include:

         o   a passive foreign investment company (as defined below),

         o a foreign personal holding company (as specially defined in the Code), or

         o   a foreign investment company (as specially defined in the Code).


         The foreign personal holding company rules and the foreign investment company rules have generally been repealed for taxable years of foreign corporations beginning after December 31, 2004.


         If a foreign issuer pays a dividend in a currency other than in U.S. dollars, the amount of the dividend for U.S. federal income tax purposes will be the U.S. dollar value (determined at the spot rate on the date of the payment) regardless of whether the payment is later converted into U.S. dollars. In this case, the U.S. receipt holder may recognize ordinary income or loss as a result of currency fluctuations between the date on which the dividend is paid and the date the dividend amount is converted into U.S. dollars.


         Subject to certain conditions and limitations, any foreign tax withheld on dividends may be deducted from taxable income or credited against a U.S. receipt holder's U.S. federal income tax liability. The limitation on foreign taxes eligible for the U.S. foreign tax credit is calculated separately with respect to specific classes of income. For this purpose, dividends distributed by a foreign issuer generally will constitute "passive income" or, in the case of some U.S. holders, "financial services income." For taxable years beginning after December 31, 2006, the number of specific classes of income for which a separate limitation on foreign taxes eligible for the U.S. foreign tax credit is calculated will be reduced to two types of income, "passive income" and "general income." In addition, dividends distributed by a foreign issuer that constitutes "financial services income" with respect to a U.S. Holder will be treated as constituting "general income." For purposes of the U.S. foreign tax credit limitation, dividends received by a U.S. receipt holder with respect to an underlying security of a foreign issuer generally will be treated as foreign source income while any gain or loss recognized from the sale of such security generally will be treated as from sources within the United States. The rules relating to the determination of the foreign tax credit are complex and we recommend that U.S. receipt holders consult their own tax advisors to determine whether and to what extent a credit would be available.


         Dividends and distributions made by a foreign issuer may be subject to a foreign withholding tax. Some foreign issuers may make arrangements through which holders of their American depositary shares or global shares can apply for a refund of withheld taxes. With respect to these issuers, holders of Utilities HOLDRS may be able to use these arrangements to apply for a refund of withheld taxes. In some cases, however, the holders of Utilities HOLDRS may have to independently apply to a foreign tax authority for a refund of withheld taxes.

         Additionally, special U.S. federal income tax rules apply to U.S. persons owning shares of a "passive foreign investment company" (a "PFIC"). The Initial Depositor is not aware that any of the foreign issuers of the underlying securities is currently a PFIC, although no assurances can be made that the applicable tax law or other relevant circumstances will not change in a manner which affects the PFIC determination. The Initial Depositor will notify the trustee, who in turn will notify the receipt holders, if it becomes aware that any of the foreign issuers is a PFIC. A foreign corporation generally will be classified as a PFIC for U.S. federal income tax purposes in any taxable year in which, after applying relevant look-through rules, either:

         o   at least 75% of its gross income is "passive income;" or

         o on average at least 50% of the gross value of its assets is attributable to assets that produce "passive income" or are held for the production of passive income.

Passive income for this purpose generally includes dividends, interest, royalties, rents, and gains from commodities and securities transactions.


         If a corporation were classified as a PFIC, a U.S. receipt holder could be subject to increased tax liability, possibly including an interest charge, upon the sale or other disposition of the Utilities HOLDRS or of the underlying securities or upon the receipt of "excess distributions." To avoid the interest charge provisions described in the preceding sentence, a U.S. receipt holder can make one of certain elections (to the extent available under specific rules) including an election to be taxed currently on its pro rata portion of the corporation's income, whether or not the income was distributed in the form of dividends or otherwise.

Non-U.S. receipt holders


         A non-U.S. receipt holder generally will be subject to U.S. withholding tax at a rate of 30% or a lower rate as may be specified by an applicable tax treaty with respect to dividends received on underlying securities of U.S. issuers. A non-U.S. receipt holder who wishes to claim a reduction in withholding under the benefit of an applicable tax treaty must comply with certification requirements. However, if that income is effectively connected with a U.S. trade or business conducted by the holder or, where a tax treaty applies, is attributable to a permanent establishment maintained in the United States by the holder, then those dividends will be exempt from withholding tax, provided the holder complies with applicable certification and disclosure requirements.


         A non-U.S. receipt holder generally will not be subject to U.S. federal income or withholding tax with respect to dividends received on any underlying securities of a foreign issuer, unless that income is effectively connected with a U.S. trade or business conducted by the holder or, where a tax treaty applies, is attributable to a permanent establishment maintained in the United States by the holder.


         With respect to dividends of U.S. and any foreign issuers, a non-U.S. receipt holder's dividends that are effectively connected with a U.S. trade or business or dividends attributable to a permanent establishment, net of relevant deductions and credits, will be subject to U.S. federal income taxation at the same graduated rates applicable to U.S. persons. In addition to this graduated tax, effectively connected dividends or dividends attributable to a permanent establishment received by a corporate non-U.S. receipt holder may also be subject to a branch profits tax at a rate of 30% or a lower rate as may be specified by an applicable tax treaty. Under some circumstances, a corporate non- U.S. receipt holder whose dividends are so effectively connected or attributable shall be entitled to a dividends received deduction equal to 70% or 80% of the amount of the dividend.


         A non-U.S. receipt holder that is eligible for a reduced rate of withholding tax pursuant to a tax treaty may obtain a refund of any excess amounts withheld by timely filing an appropriate claim for refund with the Internal Revenue Service.

         A non-U.S. receipt holder generally will not be subject to U.S. federal income or withholding tax with respect to gain recognized upon the sale or other disposition of Utilities HOLDRS or of the underlying securities unless:

         o that gain is effectively connected with a U.S. trade or business conducted by the holder or, where a tax treaty applies, is attributable to a permanent establishment maintained in the United States by the holder,

         o in the case of any gain realized by an individual non-U.S. receipt holder, the holder is present in the United States for 183 days or more in the taxable year of the sale or other disposition and certain other conditions are met, or


         o the underlying securities issuer is or has been a U.S. real property holding corporation for U.S. federal income tax purposes at any time during the shorter of the five-year period ending on the date of the disposition or the period during which the non-U.S. receipt holder held the common stock of such issuer and (a) the common stock is not considered to be "regularly traded on an established securities market" or (b) the non-U.S. receipt holder owned, actually or constructively, at any time during the shorter of the periods described above, more than 5% of the common stock of such issuer. It is expected that the underlying securities are currently "regularly traded on an established securities market" although no assurances can be made that the securities will continue to be so traded.


         Effectively connected or attributable gains generally will be subject to U.S. federal income taxation at the same graduated rates applicable to U.S. persons, and may, in the case of a corporate non-U.S. receipt holder, also be subject to the branch profits tax. We recommend that non-U.S. receipt holders consult their own tax advisors to determine whether any applicable tax treaties provide for different rules.

Backup withholding and information reporting

         Information returns will be filed with the Internal Revenue Service in connection with dividend payments made with respect to the underlying securities, or the proceeds of the sale or other disposition of the receipts (or the underlying securities). If you are a non-corporate U.S. receipt holder, you will be subject to U.S. backup withholding tax at the applicable rate on these payments unless you provide your taxpayer identification number to the paying agent and comply with certain certification procedures. If you are a non-U.S. receipt holder, you may have to comply with certification procedures to establish that you are not a U.S. person in order to avoid the information reporting and backup withholding tax requirements. However, payments of dividends to non-U.S. receipt holders will be reported on Internal Revenue Service Form 1042-S even if such payments are not otherwise subject to the information reporting requirements.

         The amount of any backup withholding from a payment to you will be allowed as a credit against your U.S. federal income tax liability and may entitle you to a refund, provided that the required information is furnished to the Internal Revenue Service on a timely basis.

         The preceding discussion does not address all aspects of U.S. federal income taxation that may be relevant in light of a non-U.S. receipt holder's or an issuer's particular facts and circumstances. We recommend that investors consult their own tax advisors.

                              ERISA CONSIDERATIONS

         Any plan fiduciary which proposes to have a plan acquire Utilities HOLDRS should consult with its counsel with respect to the potential applicability of the prohibited transaction provisions of ERISA and the Internal Revenue Code to this investment, and whether any exemption would be applicable and determine on its own whether all conditions have been satisfied. Moreover, each plan fiduciary should determine whether, under the general fiduciary standards of investment prudence and diversification, an acquisition of Utilities HOLDRS is appropriate for the plan, taking into account the overall investment policy of the plan and the composition of the plan's investment portfolio.


                              PLAN OF DISTRIBUTION

         In accordance with the depositary trust agreement, the trust issued Utilities HOLDRS to Merrill Lynch, Pierce, Fenner & Smith Incorporated, and Merrill Lynch, Pierce, Fenner & Smith Incorporated has deposited the underlying securities to receive Utilities HOLDRS. The trust delivered the initial distribution of Utilities HOLDRS against deposit of the underlying securities in New York, New York on approximately January 17, 2001.

         Investors who purchase Utilities HOLDRS through a fee-based brokerage account will pay fees charged by the brokerage account. We recommend that investors review the terms of their brokerage accounts for details on applicable charges.

         Members of the selling group have from time to time provided investment banking and other financial services to some of the issuers of the underlying securities and expect in the future to provide these services, for which they have received and will receive customary fees and commissions. They also may have served as counterparties in other transactions with some of the issuers of the underlying securities.

         Merrill Lynch, Pierce, Fenner & Smith Incorporated has used and may continue to use this prospectus, as updated from time to time, in connection with offers and sales related to market-making transactions in the Utilities HOLDRS. Merrill Lynch, Pierce, Fenner & Smith Incorporated may act as principal or agent in these transactions. Market-making sales will be made at prices related to prevailing market prices at the time of sale.

         Merrill Lynch, Pierce, Fenner & Smith Incorporated has agreed to indemnify the trustee against some civil liabilities related to acts performed or not performed by the trustee in accordance with the depositary trust agreement or periodic reports filed or not filed with the SEC with respect to the Utilities HOLDRS. Should a court determine not to enforce the indemnification provision, Merrill Lynch, Pierce, Fenner & Smith Incorporated also has agreed to contribute to payments the trustee may be required to make with respect to these liabilities.


                                  LEGAL MATTERS

         Legal matters, including the validity of the Utilities HOLDRS, were passed upon for Merrill Lynch, Pierce, Fenner & Smith Incorporated, the initial depositor and the underwriter in connection with the initial offering of Utilities HOLDRS, by Shearman & Sterling LLP, New York, New York. Shearman & Sterling LLP, as special U.S. tax counsel to the trust, also rendered an opinion regarding the material U.S. federal income tax consequences relating to the Utilities HOLDRS.


                       WHERE YOU CAN FIND MORE INFORMATION

         Merrill Lynch, Pierce, Fenner & Smith Incorporated has filed a registration statement on Form S-1 with the SEC covering the Utilities HOLDRS. While this prospectus is a part of the registration statement, it does not contain all the exhibits filed as part of the registration statement. You should consider reviewing the full text of those exhibits.

         The registration statement is available over the Internet at the SEC's Web site at http://www.sec.gov. You also may read and copy the registration statement at the SEC's public reference rooms in Washington, D.C.. Please call the SEC at 1-800-SEC-0330 for more information on the public reference rooms and their copy charges. Merrill Lynch, Pierce, Fenner & Smith Incorporated will not file any reports pursuant to the Exchange Act. The trust will file modified reports pursuant to the Securities Exchange Act of 1934.

         Since the securities of the issuers of the underlying securities are registered under the Securities Exchange Act of 1934, the issuers of the underlying securities are required to file periodically financial and other information specified by the SEC. For more information about the issuers of the underlying securities, information provided to or filed with the SEC by the issuers of the underlying securities with respect to their registered securities can be inspected at the SEC's public reference facilities or accessed through the SEC's Web site referenced above. However, some of the issuers of the underlying securities may be considered foreign issuers. The requirements for filing periodic financial and other information for foreign issuers differ from that of domestic issuers. In particular, foreign issuers are not required to file quarterly reports with the SEC and are not required to file periodic financial and other information on EDGAR. Therefore, this information may not be accessible through the SEC's Web site. Information regarding the issuers of the underlying securities may also be obtained from other sources including, but not limited to, press releases, newspaper articles and other publicly disseminated information.

         The trust and the selling group and their affiliates are not affiliated with the issuers of the underlying securities, and the issuers of the underlying securities have no obligations with respect to Utilities HOLDRS. This prospectus relates only to Utilities HOLDRS and does not relate to the other securities of the issuers of the underlying securities. The information in this prospectus regarding the issuers of the underlying securities has been derived from the publicly available documents described in the preceding paragraph. We have not participated in the preparation of these documents or made any due diligence inquiries with respect to the issuers of the underlying securities in connection with Utilities HOLDRS. We make no representation that these publicly available documents or any other publicly available information regarding the issuers of the underlying securities are accurate or complete. Furthermore, we cannot assure you that all events occurring prior to the date of this prospectus, including events that would affect the accuracy or completeness of the publicly available documents described in the preceding paragraph, that would affect the trading price of the securities of the issuers of the underlying securities, and therefore the offering and trading prices of the Utilities HOLDRS have been publicly disclosed.

                                     ANNEX A

         This annex forms an integral part of the prospectus.


         The following tables provide a brief description of the business of each of the issuers of the underlying securities and set forth the split-adjusted closing market prices, as reported on the applicable primary U.S. trading market, of each of the underlying securities in each month during 2001, 2002, 2003, 2004 and 2005, through February 14, 2006. The historical prices of the underlying securities should not be taken as an indication of future performance.




                   AMERICAN ELECTRIC POWER COMPANY, INC. (AEP)


         American Electric Power Company, Inc. is a public utility holding company engaged in the generation, purchase, transmission and distribution of electric power. American Electric's service areas cover portions of the states of Arkansas, Indiana, Kentucky, Louisiana, Michigan, Ohio, Oklahoma, Tennessee, Texas, Virginia and West Virginia. American Electric also provides engineering and technical services. AEC also operates as an energy marketer in North America and the United Kingdom.

             Closing             Closing            Closing             Closing              Closing          Closing
   2001       Price     2002      Price     2003     Price     2004      Price    2005        Price    2006    Price
   ----       -----     ----      -----     ----     -----     ----      -----    ----        -----    ----    -----

January      43.25    January    41.74    January   23.62    January    32.65    January     35.25    January 37.22
February     47.54    February   43.85    February  21.78    February   34.50    February    33.40
March        47.00    March      46.09    March     22.85    March      32.92    March       34.06
April        49.34    April      45.80    April     26.38    April      30.44    April       35.22
May          50.20    May        42.73    May       29.04    May        31.77    May         35.69
June         46.17    June       40.02    June      29.83    June       32.00    June        36.87
July         45.00    July       32.91    July      28.06    July       31.11    July        38.70
August       45.77    August     34.10    August    28.31    August     32.73    August      37.18
September    43.23    September  28.51    September 30.00    September  31.96    September   39.70
October      41.90    October    25.64    October   28.19    October    32.93    October     37.96
November     41.25    November   28.42    November  27.69    November   34.17    November    36.54
December     43.53    December   27.33    December  30.51    December   34.34    December    37.09


The closing price on February 14, 2006 was $35.58

                          CENTERPOINT ENERGY INC. (CNP)


         CenterPoint Energy, Inc. (formerly Reliant Energy, Incorporated) is a public utility holding company. CenterPoint's subsidiaries own and operate electric transmission and distribution facilities, natural gas distribution facilities and natural gas pipelines. It operates through Electric Transmission and Distribution (ETD), Natural Gas Distribution (NGD) and Pipelines and Gathering segments. The ETD segment provides transmission and distribution of electricity from power plants to substations, one substation to another and to retail electric customers in Houston/Galveston metropolitan area. The NGD segment engages in intrastate natural gas sales to, and natural gas transportation for, residential, commercial and industrial customers in Arkansas, Louisiana, Minnesota, Mississippi, Oklahoma and Texas. The Pipelines and Gathering segment operates interstate natural gas pipelines that provide natural gas transportation, storage and pipeline services, as well as gas gathering facilities.

             Closing             Closing            Closing             Closing              Closing          Closing
   2001       Price     2002      Price     2003     Price     2004      Price    2005        Price    2006    Price
   ----       -----     ----      -----     ----     -----     ----      -----    ----        -----    ----    -----

January     37.70     January   25.08   January   6.97      January   10.50    January   11.25     January  12.78
February    42.01     February  20.80   February  4.65      February  10.46    February  11.98
March       45.25     March     25.79   March     7.05      March     11.43    March     12.03
April       49.55     April     25.38   April     7.90      April     10.79    April     11.84
May         46.08     May       17.01   May       9.55      May       10.84    May       12.26
June        32.21     June      16.90   June      8.15      June      11.50    June      13.21
July        31.50     July      10.06   July      8.07      July      11.61    July      13.74
August      30.06     August    11.85   August    8.49      August    10.94    August    14.21
September   26.32     September 10.01   September 9.17      September 10.36    September 14.87
October     27.95     October    7.08   October   9.81      October   10.51    October   13.24
November    25.55     November   7.65   November  9.70      November  11.16    November  13.22
December    26.52     December   8.50   December  9.69      December  11.30    December  12.85


The closing price on February 14, 2006 was $12.85.




                         CONSOLIDATED EDISON, INC. (ED)


         Consolidated Edison, Inc. is a public utility holding company that provides electric, gas and steam transmission and distribution services in portions of New York and northern New Jersey and in northeastern Pennsylvania. The Company's principal business segments are the regulated electric, gas and steam businesses of its utility subsidiaries and the unregulated businesses of its other subsidiaries.

           Closing            Closing            Closing           Closing           Closing          Closing
 2001       Price     2002     Price     2003     Price   2004      Price    2005     Price    2006    Price
 ----       -----     ----     -----     ----     -----   ----      -----    ----     -----    ----    -----

January     34.94    January   40.99   January   39.92    January   43.83    January   43.87   January  47.01
February    36.87    February  40.80   February  39.00    February  44.17    February  42.75
March       37.10    March     41.91   March     38.47    March     44.10    March     42.18
April       37.41    April     43.59   April     38.87    April     41.21    April     43.28
May         39.15    May       43.77   May       42.99    May       39.26    May       45.51
June        39.80    June      41.75   June      43.28    June      39.76    June      46.84
July        39.74    July      42.85   July      39.71    July      40.97    July      48.16
August      40.90    August    40.69   August    39.53    August    42.20    August    46.91
September   40.72    September 40.22   September 40.76    September 42.04    September 48.55
October     39.49    October   42.57   October   40.47    October   43.45    October   45.50
November    38.62    November  39.75   November  40.30    November  43.85    November  45.54
December    40.36    December  42.82   December  43.01    December  43.75    December  46.33


The closing price on February 14, 2006 was $45.12.

                          DOMINION RESOURCES, INC. (D)


         Dominion Resources, Inc. is a fully integrated gas and electric holding company serving the Midwest, Northeast and Mid-Atlantic United States. Dominion is managed in four segments: Dominion Delivery, which manages electric and gas distribution systems and customer service and marketing operations; Dominion Energy, which manages electric and gas transmission operations, gas production and storage operations, as well as energy trading, marketing, hedging and arbitrage activities; Dominion Exploration and Production, which manages gas and oil exploration and development; and Dominion Generation, which manages generation operations of the Company's electric utility and merchant fleet and its power purchase power purchase agreements. Dominion subsidiaries include Virginia Electric and Power Company, Consolidated Natural Gas Company and Dominion Energy, Inc. The company serves governmental agencies and wholesale customers.

            Closing           Closing           Closing           Closing           Closing         Closing
  2001       Price    2002     Price    2003     Price    2004     Price    2005     Price   2006    Price
  ----       -----    ----     -----    ----     -----    ----     -----    ----     -----   ----    -----
January     61.80   January   58.87   January   54.19   January   64.16   January   69.38   January 75.33
February    65.56   February  48.67   February  53.90   February  62.83   February  72.03
March       64.47   March     65.16   March     55.37   March     64.30   March     74.43
April       68.49   April     66.42   April     59.18   April     63.81   April     75.40
May         66.30   May       64.78   May       63.00   May       62.97   May       70.31
June        60.13   June      66.20   June      64.27   June      63.08   June      73.39
July        60.49   July      59.44   July      60.10   July      63.46   July      73.86
August      62.95   August    62.71   August    60.58   August    64.89   August    76.48
September   59.35   September 50.73   September 61.90   September 65.25   September 86.14
October     61.12   October   48.00   October   61.60   October   64.32   October   76.08
November    58.45   November  50.95   November  60.27   November  65.47   November  75.95
December    60.10   December  54.90   December  63.83   December  67.74   December  77.20


The closing price on February 14, 2006 was $73.83.


                          DUKE ENERGY CORPORATION (DUK)


         Duke Energy Corporation offers physical delivery and management of both electricity and natural gas throughout the United States and abroad. It operates in six divisions: Franchised Electric, Natural Gas Transmission, Field Services, Duke Energy North America (DENA), International Energy and Crescent Resources (crescent). The Franchised Electric division generates, transmits, distributes and sells electricity in central and western North Carolina and western South Carolina. The Natural Gas Transmission division provides transportation and storage of natural gas. The Field Services division gathers, compresses, treats, processes, transports, trades and markets and stores natural gas. The DENA division operates and manages power plants and markets electric power and natural gas in the U.S. and Canada. The International Energy division operates and manages power generation facilities, and sells and markets electric power and natural gas. The Crescent division develops and manages commercial, residential and multi family real estate projects primarily in the southeastern and southwestern United States. In addition, the company develops, owns and operates a fiber optic communications network primarily in the Carolinas.

            Closing           Closing           Closing           Closing           Closing         Closing
  2001       Price    2002     Price    2003     Price    2004     Price    2005     Price   2006    Price
  ----       -----    ----     -----    ----     -----    ----     -----    ----     -----   ----    -----
January     36.57   January   34.87  January   16.91   January   21.73   January   26.79     January  28.35
February    40.75   February  35.30  February  13.51   February  21.96   February  26.99
March       42.74   March     37.80  March     14.54   March     22.60   March     28.01
April       46.76   April     38.33  April     17.59   April     21.06   April     29.19
May         45.72   May       32.01  May       19.38   May       19.94   May       27.48
June        39.01   June      31.10  June      19.95   June      20.29   June      29.73
July        38.61   July      25.49  July      17.55   July      21.50   July      29.54
August      39.31   August    26.83  August    17.08   August    22.14   August    28.99
September   37.85   September 19.55  September 17.81   September 22.89   September 29.17
October     38.41   October   20.49  October   18.15   October   24.53   October   26.48
November    36.15   November  19.74  November  18.04   November  25.28   November  26.86
December    39.26   December  19.54  December  20.45   December  25.33   December  27.45


The closing price on February 14, 2006 was $27.90.

                               DYNEGY, INC. (DYN)


         Dynegy, Inc. is a holding company whose subsidiaries provide energy products and services in North America. Dynegy markets products through its wholesale, direct commercial and industrial marketing and trading of natural gas, electricity, coal, emissions allowances and weather derivatives. These operations are supported by subsidiaries that provide power generation, gas and liquids storage capacity and transportation. Dynegy operates an electric and natural gas utility engaged in the transmission, distribution and sale of electricity and natural gas. In 2004, the Company made an announcement that it planned to exit the marketing and trading of natural gas. Its distribution and marketing services include refinery services and wholesale propane marketing, as well as purchasing mixed natural gas liquids and natural gas liquids products from natural gas liquids producers and other sources. Dynergy then sells the natural gas liquids products to petrochemical manufacturers, refineries and other marketing and retail companies.

            Closing           Closing           Closing           Closing           Closing         Closing
  2001       Price    2002     Price    2003     Price    2004     Price    2005     Price   2006    Price
  ----       -----    ----     -----    ----     -----    ----     -----    ----     -----   ----    -----
January     48.70     January    23.85   January   1.87    January   4.47    January   4.45    January 5.50
February    47.00     February   25.57   February  1.95    February  4.09    February  4.16
March       51.01     March      29.00   March     2.61    March     3.96    March     3.91
April       57.85     April      18.00   April     4.40    April     3.96    April     3.35
May         49.30     May        8.89    May       4.98    May       4.39    May       4.65
June        46.50     June       7.20    June      4.20    June      4.26    June      4.86
July        46.38     July       2.40    July      3.17    July      4.20    July      5.56
August      42.17     August     2.08    August    3.09    August    4.36    August    4.36
September   34.65     September  0.73    September 3.60    September 4.99    September 4.71
October     35.90     October    0.68    October   4.01    October   4.93    October   4.44
November    30.35     November   1.17    November  4.00    November  5.65    November  4.79
December    25.50     December   1.18    December  4.28    December  4.62    December  4.84


The closing price on February 14, 2006 was $5.22.


                           EDISON INTERNATIONAL (EIX)


         Edison International, through its subsidiary, Southern California Edison Company (SCE), supplies electric energy in central, coastal and southern California. SCE owns and operates pressurized water nuclear units located on the California coastline, 33 hydroelectric plants located in California's Sierra Nevada, San Bernardino and San Gabriel mountain ranges, a diesel-fueled generating plant and a hydroelectric plant located on Santa Catalina Island off the southern California coast and coal-fueled generating units located in Clark County, Nevada. Edison International, through its indirect subsidiary Edison Mission Energy (EME), also engages in owning or leasing, operating and selling energy from electric power generation facilities. EME conducts price risk management and energy trading activities in power markets. In addition, the company, through its other subsidiary, Edison Capital (EC), invests in energy and infrastructure projects.

            Closing           Closing           Closing           Closing           Closing           Closing
  2001       Price    2002     Price    2003     Price    2004     Price    2005     Price     2006    Price
  ----       -----    ----     -----    ----     -----    ----     -----    ----     -----     ----    -----
January      13.34    January   11.44   January   12.33   January   22.00   January   32.47    January  43.82
February     14.90    February  15.80   February  12.36   February  23.09   February  32.48
March        12.64    March     16.75   March     13.57   March     24.29   March     34.72
April         9.85    April     18.15   April     14.59   April     23.40   April     36.30
May          10.83    May       18.66   May       16.28   May       24.14   May       36.75
June         11.15    June      17.00   June      16.43   June      25.57   June      40.55
July         14.04    July      13.10   July      16.41   July      26.80   July      40.88
August       13.61    August    11.98   August    18.86   August    26.88   August    45.03
September    13.16    September 10.00   September 19.10   September 26.51   September 47.28
October      14.21    October   10.05   October   19.71   October   30.50   October   43.76
November     15.10    November  11.09   November  20.42   November  31.90   November  45.12
December     15.10    December  11.85   December  21.93   December  32.03   December  43.61


The closing price on February 14, 2006 was $43.86.

                         EL PASO ENERGY CORPORATION (EP)


         El Paso Corporation is an international energy company whose operations range from natural gas production and extraction to power generation. The company conducts both regulated and non-regulated operations through five segments: Pipelines, Production, Marketing and Trading, Power and Field Services. The Company has core businesses in natural gas production, gathering, processing and transmission, as well as liquefied natural gas transport and receiving, petroleum logistics, power generation and merchant energy services. El Paso Energy also assists in the development and operation of energy infrastructure facilities worldwide and the domestic exploration and production of natural gas and oil. In 2003, the Company sold its Coastal Unilube assets. In 2004, the Company sold its 315,000-barrel-per-day refinery in Aruba and divested of its subsidiary, El Paso Oil and Gas Canada, Inc.

            Closing             Closing           Closing             Closing             Closing         Closing
  2001       Price    2002       Price    2003     Price    2004       Price    2005       Price   2006    Price
  ----       -----    ----       -----    ----     -----    ----       -----    ----       -----   ----    -----
January     62.90     January    37.95    January   8.44      January   8.50     January   10.87   January  13.46
February    70.30     February   39.08    February  4.86      February  7.44     February  12.33
March       65.30     March      44.03    March     6.05      March     7.11     March     10.58
April       68.80     April      40.00    April     7.50      April     7.01     April     9.99
May         60.90     May        25.65    May       8.70      May       7.21     May       10.34
June        52.54     June       20.61    June      8.08      June      7.88     June      11.52
July        51.75     July       14.45    July      7.04      July      7.89     July      12.00
August      48.59     August     16.91    August    7.34      August    8.18     August    11.60
September   41.55     September   8.27    September 7.30      September 9.19     September 13.90
October     49.06     October     7.75    October   7.34      October   8.94     October   11.86
November    44.50     November    8.52    November  7.10      November  10.44    November  10.99
December    44.61     December    6.96    December  8.19      December  10.40    December  12.16

The closing price on February 14, 2006 was $12.38.



                            ENTERGY CORPORATION (ETR)


         Entergy Corporation is a public utility holding company which, through its subsidiaries, engages primarily in domestic utility operations, power marketing and trading, global power development and domestic non-utility nuclear operations. The company operates in three segments: U.S. Utility, Non-Utility Nuclear and Energy Commodity Services. The U.S. Utility segment generates, transmits, distributes and sells electric power. It also operates a small natural gas distribution business. The Non-Utility Nuclear segment owns and operates 5 nuclear power plants in the northeastern United States and sells the electric power produced by those plants to wholesale customers. The Energy Commodity Services segment sells the electric power produced by power plants to wholesale customers. Entergy delivers electricity primarily in Arkansas, Louisiana, Mississippi and Texas.


            Closing           Closing           Closing           Closing           Closing           Closing
  2001       Price    2002     Price    2003     Price    2004     Price    2005     Price     2006    Price
  ----       -----    ----     -----    ----     -----    ----     -----    ----     -----     ----    -----
January     35.42   January   41.18   January   44.45   January   58.48   January    69.52    January  69.51
February    38.83   February  41.28   February  45.55   February  59.29   February   69.12
March       38.00   March     43.41   March     48.15   March     59.50   March      70.66
April       40.50   April     46.40   April     46.61   April     54.60   April      73.30
May         43.20   May       43.98   May       51.69   May       54.61   May        71.83
June        38.39   June      42.44   June      52.78   June      56.01   June       75.55
July        37.50   July      40.53   July      51.51   July      57.50   July       77.94
August      38.52   August    42.19   August    52.45   August    60.30   August     74.91
September   35.56   September 41.60   September 54.15   September 60.61   September  74.32
October     38.85   October   44.09   October   53.90   October   65.36   October    70.72
November    36.90   November  43.73   November  52.86   November  64.82   November   70.00
December    39.11   December  45.59   December  57.13   December  67.59   December   68.65


The closing price on February 14, 2006 was $70.10

                            EXELON CORPORATION (EXC)

         Exelon Corporation is a public utility holding company that conducts its business through two major electric utility subsidiaries: Commonwealth Edison Company (ComEd) and PECO Energy Company (PECO). Exelon operates in three business segments: Energy Delivery, which consists of the retail electricity distribution and transmission businesses of ComEd in northern Illinois and PECO in southeastern Pennsylvania as well as the natural gas distribution business of PECO in the Pennsylvania counties surrounding the City of Philadelphia; Generation, which consists of electric generating facilities, energy marketing operations, the retail sales business of Exelon Energy Company and equity interests in Sithe Energies, Inc. and AmerGen Energy Company, LLC and Enterprises, which consists of competitive retail energy sales, energy and infrastructure services, communications and other investments weighted towards the communications, energy services and retail services industries.


            Closing           Closing           Closing           Closing           Closing         Closing
  2001       Price    2002     Price    2003     Price    2004     Price    2005     Price   2006    Price
  ----       -----    ----     -----    ----     -----    ----     -----    ----     -----   ----    -----
January     60.51   January   49.24   January   50.93   January   33.49   January   44.25     January   57.42
February    65.37   February  49.28   February  49.15   February  33.57   February  45.36
March       65.60   March     52.97   March     50.41   March     34.44   March     45.89
April       69.05   April     54.30   April     53.04   April     33.47   April     49.50
May         67.82   May       53.49   May       57.30   May       33.30   May       46.85
June        64.12   June      52.30   June      59.81   June      33.29   June      51.33
July        56.50   July      49.05   July      28.74   July      34.90   July      53.52
August      54.60   August    46.82   August    29.45   August    36.85   August    53.99
September   44.60   September 47.50   September 31.75   September 39.62   September 53.44
October     42.07   October   50.40   October   31.73   October   39.62   October   52.03
November    44.61   November  50.19   November  30.91   November  41.71   November  52.04
December    47.88   December  52.77   December  33.18   December  44.07   December  53.14


The closing price on February 14, 2006 was $56.02.


                          FIRSTENERGY CORPORATION (FE)


         FirstEnergy Corporation serves as a holding company of its principal electric utility operating subsidiaries: Ohio Edison Company, The Cleveland Electric Illuminating Company, Pennsylvania Power Company, The Toledo Edison Company, American Transmission Systems, Incorporated, Jersey Central Power & Light Company, Metropolitan Edison Company and Pennsylvania Electric Company. FirstEnergy company provides a range of services, including heating, ventilating, air conditioning, refrigeration, process piping, plumbing, electrical, building controls and systems and facility management. The company also builds, operates and controls telecommunications systems, as well as provides long-distance service, local phone service and advanced data solutions.


            Closing           Closing             Closing             Closing             Closing           Closing
  2001       Price    2002     Price      2003     Price     2004      Price     2005      Price     2006    Price
  ----       -----    ----     -----      ----     -----     ----      -----     ----      -----     ----    -----
January      27.85    January    37.20    January   31.20    January    37.52    January   39.76     January   50.10
February     28.17    February   36.60    February  29.50    February   38.63    February  41.24
March        27.92    March      34.58    March     31.50    March      39.08    March     41.95
April        30.30    April      33.30    April     33.73    April      39.10    April     43.52
May          30.65    May        34.51    May       36.81    May        39.00    May       44.30
June         32.16    June       33.38    June      38.45    June       37.41    June      48.11
July         30.34    July       30.75    July      34.49    July       39.10    July      49.78
August       32.89    August     33.00    August    29.26    August     40.24    August    51.03
September    35.95    September  29.89    September 31.90    September  41.08    September 52.12
October      34.46    October    32.45    October   34.39    October    41.33    October   47.50
November     33.78    November   31.68    November  34.65    November   42.33    November  46.96
December     34.98    December   32.97    December  35.20    December   39.51    December  48.99

The closing price on February 14, 2006 was $48.20.

                 FPL GROUP, INC. (FPL) (SS AND DIVIDEND-GO BACK)


         FPL Group, Inc. is a public utility holding company engaged in the generation, transmission, distribution and sale of electric energy throughout most of the east and southwestern coasts of Florida. FPL buys and sells wholesale energy commodities such as natural gas, oil and electric power. FPL is also involved in non-utilities related businesses, such as the sale and marketing of fiber-optic network capacity through one of its subsidiaries, FPL FiberNet, LLC.


            Closing           Closing            Closing           Closing              Closing            Closing
  2001       Price    2002     Price     2003     Price    2004     Price       2005     Price      2006    Price
  ----       -----    ----     -----     ----     -----    ----     -----       ----     -----      ----    -----
January     29.00    January   26.81     January   29.20    January   32.88     January   38.32     January   41.79
February    32.53    February  26.56     February  28.01    February  32.83     February  39.68
March       30.65    March     29.78     March     29.47    March     33.43     March     40.15
April       29.95    April     31.75     April     30.44    April     31.81     April     40.82
May         29.13    May       31.50     May       33.24    May       31.88     May       40.65
June        30.11    June      30.00     June      33.43    June      31.98     June      42.06
July        27.00    July      28.33     July      30.84    July      33.67     July      43.12
August      27.18    August    28.54     August    30.93    August    34.60     August    43.09
September   26.78    September 26.90     September 31.60    September 34.16     September 47.60
October     26.55    October   29.49     October   31.87    October   34.45     October   43.06
November    27.70    November  29.40     November  31.78    November  35.17     November  42.39
December    28.20    December  30.07     December  32.71    December  37.38     December  41.56

The closing price on February 14, 2006 was $41.59.


                             PG&E CORPORATION (PCG)

         PG&E Corporation is an energy-based holding that conducts its business through two principal subsidiaries: Pacific Gas and Electric Company (the Utility) and PG&E National Energy Group, Inc. (PG&E NEG). The Utility is engaged principally in the business of providing electricity and natural gas distribution and transmission services in northern and central California. PG&E NEG is engaged in power generation, wholesale energy marketing and trading, risk management and natural gas transmission. In July 2003, the Utility and NEGT filed a voluntary petition for relief under the provisions of Chapter 11 of the United States Bankruptcy Code. The following PG&E subsidiaries also filed voluntary petitions for relief under the provisions of Chapter 11: PG&E Energy Trading Holdings Corporation (now NEGT Energy Trading Holdings Corporation), PG&E Energy Trading-Power, L.P. (now NEGT Energy Trading - Power, L.P.), PG&E Energy Trading - Gas Corporation (now NEGT Energy Trading - Gas Corporation) and PG&E ET Investments Corporation (now NEGT ET Investments Corporation) and, separately, USGen New England, Inc., Quantum Ventures and PG&E Energy Services Ventures, Inc. (now Energy Services Ventures, Inc.).

            Closing           Closing           Closing           Closing            Closing              Closing
  2001       Price    2002     Price    2003     Price    2004     Price    2005      Price      2006      Price
  ----       -----    ----     -----    ----     -----    ----     -----    ----      -----      ----      -----
January     14.25   January   21.50   January   13.80   January   26.85   January      35.00      January   37.31
February    13.96   February  21.21   February  12.75   February  28.17   February     35.18
March       11.84   March     23.56   March     13.45   March     28.97   March        34.10
April       8.97    April     23.50   April     14.98   April     27.52   April        34.72
May         11.40   May       21.50   May       17.00   May       28.50   May          35.77
June        11.20   June      17.89   June      21.15   June      27.94   June         37.54
July        14.87   July      13.90   July      21.45   July      28.54   July         37.63
August      16.40   August    11.35   August    22.17   August    29.19   August       37.52
September   15.20   September 11.26   September 23.90   September 30.40   September    39.52
October     18.06   October   10.85   October   24.45   October   32.04   October      36.38
November    18.30   November  13.81   November  25.12   November  33.26   November     36.78
December    19.24   December  13.90   December  27.77   December  33.28   December     37.12

The closing price on February 14, 2006 was $36.72.

                           PROGRESS ENERGY, INC. (PGN)


         Progress Energy, Inc. (formerly CP&L Energy, Inc.) is a public utility holding company engaged in the generation, transmission, distribution and sale of electricity in portions of North Carolina, South Carolina and Florida. It operates through Progress Energy Carolinas Electric (PEC Electric), Progress Energy Florida (PEF), Competitive Commercial Operations (CCO), Fuels and Synthetic Fuels segments. The PEC Electric segment and PEF segment are primarily engaged in the generation, transmission, distribution and sale of electric energy in portions of North Carolina, South Carolina and Florida. These electric operations also distribute and sell electricity to other utilities, primarily on the east coast of the United States. The CCO segment engages in nonregulated electric generation operations and marketing activities primarily in Georgia, North Carolina and Florida. The Fuels segment primarily engages in natural gas production in Texas and Louisiana, and coal mining, coal terminal services and fuel transportation and delivery in Kentucky, West Virginia and Virginia. The Synthetic Fuels segment engages in the production and sale of synthetic fuels, and the operation of synthetic fuel facilities for outside parties in Kentucky, West Virginia and Virginia.

            Closing             Closing           Closing             Closing             Closing               Closing
  2001       Price    2002       Price    2003     Price      2004     Price    2005       Price         2006    Price
  ----       -----    ----       -----    ----     -----      ----     -----    ----       -----         ----    -----
January      41.20    January    43.70    January    40.41    January   44.78   January     44.25        January      43.62
February     43.26    February   44.74    February   38.90    February  46.16   February    43.34
March        43.07    March      50.04    March      39.15    March     47.08   March       41.95
April        44.24    April      51.89    April      41.78    April     42.77   April       41.99
May          42.55    May        51.85    May        47.05    May       42.61   May         44.23
June         44.92    June       52.01    June       43.90    June      44.05   June        45.24
July         42.77    July       46.75    July       40.74    July      42.14   July        44.61
August       41.69    August     46.52    August     40.49    August    43.89   August      43.59
September    42.99    September  40.87    September  44.46    September 42.34   September   44.75
October      42.17    October    41.72    October    43.10    October   41.30   October     43.59
November     41.45    November   42.00    November   43.82    November  43.91   November    44.78
December     45.03    December   43.35    December   45.26    December  45.24   December    43.92

The closing price on February 14, 2006 was $44.04.



               PUBLIC SERVICE ENTERPRISE GROUP INCORPORATED (PEG)

         Public Service Enterprise Group Incorporated (PSEG) is an exempt public utility holding company with four direct wholly owned subsidiaries: Public Service Electric and Gas Company (PSE&G), PSEG Power LLC, PSEG Energy Holdings LLC and PSEG Services Corporation. PSEG's Public Service Electric and Gas Company is an operating public utility company engaged principally in the transmission, distribution and sale of electric energy and gas service in New Jersey. One of PSEG Power LLC's operating subsidiaries, PSEG Nuclear LLC, engages in the production of electricity through nuclear fission. PSEG's other subsidiaries own and operate the electric generation related assets, participate in energy-related businesses and provide management and administrative services to PSEG entities.


           Closing             Closing           Closing              Closing           Closing           Closing
  2001      Price    2002       Price    2003     Price      2004      Price    2005     Price     2006    Price
  ----      -----    ----       -----    ----     -----      ----      -----    ----     -----     ----    -----
January     40.91    January    42.08   January    35.28     January    45.44   January    52.75   January  69.62
February    44.81    February   42.17   February   34.63     February   47.14   February   54.55
March       43.16    March      45.80   March      36.69     March      46.98   March      54.39
April       46.44    April      46.35   April      38.47     April      42.90   April      58.10
May         51.41    May        45.28   May        42.73     May        42.16   May        55.50
June        48.90    June       43.30   June       42.25     June       40.03   June       60.82
July        46.80    July       34.55   July       40.75     July       39.00   July       64.30
August      46.30    August     35.20   August     42.34     August     42.34   August     64.55
September   42.55    September  30.50   September  42.00     September  42.60   September  64.36
October     39.36    October    28.65   October    40.87     October    42.59   October    62.89
November    40.55    November   29.94   November   41.02     November   43.99   November   62.72
December    42.19    December   32.10   December   43.80     December   51.77   December   64.97


The closing price on February 14, 2006 was $68.28.

                            RELIANT ENERGY INC. (RRI)


         Reliant Energy, Inc. (formerly Reliant Resources, Inc.) provides electricity and energy services, with a focus on the wholesale and retail segments of the electric power industry in the United States. The company offers energy products and services to retail electricity customers in Texas, including residential and business customers and commercial, industrial and governmental/institutional customers. It also provides capacity and ancillary services in the wholesale energy markets. The company offers asset management services, emisions and renewable credit trading and long-term energy-management solutions. Reliant also serves commercial and industrial clients in the Pennsylvania, New Jersey and Maryland interconnection. In addition, the company trades and markets power, natural gas and other energy-related commodities.

            Closing           Closing           Closing             Closing             Closing         Closing
  2001       Price    2002     Price    2003     Price    2004       Price    2005       Price   2006    Price
  ----       -----    ----     -----    ----     -----    ----       -----    ----       -----   ----    -----
January     *       January   14.05   January    4.08     January     7.76   January    12.45   January  10.12
February    *       February  10.56   February   4.05     February    7.60   February   11.99
March       *       March     16.91   March      3.56     March       8.21   March      11.38
April       *       April     15.43   April      5.62     April       8.31   April      10.17
May         34.40   May        9.45   May        6.70     May         9.91   May        12.30
June        24.70   June       8.75   June       6.13     June       10.83   June       12.38
July        23.03   July       4.62   July       4.96     July        9.88   July       13.26
August      19.68   August     5.00   August     4.62     August      9.96   August     12.50
September   16.20   September  1.75   September  5.12     September   9.33   September  15.44
October     15.65   October    1.88   October    4.95     October    10.28   October    12.70
November    16.27   November   2.35   November   6.56     November   11.88   November    9.16
December    16.51   December   3.20   December   7.36     December   13.65   December   10.32


The closing price on February 14, 2006 was $10.07.




                            THE SOUTHERN COMPANY (SO)


         The Southern Company, through its subsidiaries, primarily engages in the generation, transmission, distribution and supply of electricity in the states of Alabama, Georgia, Florida, Mississippi and Georgia. The company's retail activities are carried out by Southern Power Company, Alabama Power Company, Georgia Power Company, Gulf Power Company, Mississippi Power Company and Savannah Electric and Power Company. Its other business activities include investments in synthetic fuels and leveraged lease projects, wireless telecommunication services, energy-related services and natural gas marketing.

            Closing           Closing           Closing           Closing           Closing            Closing
  2001       Price    2002     Price    2003     Price    2004     Price    2005     Price     2006     Price
  ----       -----    ----     -----    ----     -----    ----     -----    ----     -----     ----     -----
January     29.18   January   24.65   January   28.17   January   29.80   January    33.77     January   34.80
February    30.95   February  25.40   February  28.21   February  30.32   February   32.12
March       35.09   March     26.49   March     28.44   March     30.50   March      31.83
April       23.39   April     28.35   April     29.09   April     28.76   April      32.95
May         23.54   May       27.00   May       31.48   May       28.92   May        33.95
June        23.25   June      27.40   June      31.16   June      29.15   June       34.67
July        23.50   July      28.78   July      28.44   July      29.28   July       34.99
August      23.17   August    28.96   August    28.38   August    30.35   August     34.40
September   23.98   September 28.78   September 29.35   September 29.98   September  35.76
October     23.90   October   29.70   October   29.80   October   31.59   October    34.99
November    22.75   November  26.16   November  29.27   November  32.79   November   34.71
December    25.35   December  28.39   December  30.25   December  33.52   December   34.53


The closing price on February 14, 2006 was $33.44.

                          TEXAS UTILITIES COMPANY (TXU)


         TXU Corp., through its subsidiary, TXU Energy Holdings engages in electricity generation and retail and wholesale energy sales, and through TXU Electric Delivery engages in regulated electricity transmission and distribution operations. In 2004, TXU Corp. entered into an agreement to sell its telecommunications subsidiary, which provided local, long distance, dial-up Internet, digital subscriber line and network and data services.

           Closing           Closing           Closing           Closing           Closing           Closing
  2001      Price    2002     Price    2003     Price    2004     Price    2005     Price   2006      Price
  ----       -----   ----     -----    ----     -----    ----     -----    ----     -----   ----      -----
January     18.87   January   24.36   January    7.53   January   12.00   January   34.60    January  50.64
February    20.62   February  25.44   February   8.20   February  14.07   February  38.13
March       20.66   March     27.26   March      8.70   March     14.33   March     39.82
April       21.98   April     27.21   April      9.96   April     17.07   April     42.90
May         24.67   May       25.67   May       10.12   May       18.69   May       40.14
June        24.10   June      25.78   June      11.23   June      20.26   June      41.55
July        23.25   July      21.57   July      10.09   July      19.83   July      43.32
August      23.74   August    24.18   August    11.00   August    20.82   August    48.51
September   23.16   September 20.86   September 11.78   September 23.96   September 56.40
October     22.92   October    7.18   October   11.41   October   30.61   October   50.38
November    22.55   November   7.71   November  11.07   November  31.41   November  51.34
December    22.58   December   9.34   December  11.86   December  32.28   December  50.19


The closing price on February 14, 2006 was $49.89.




                       THE WILLIAMS COMPANIES, INC. (WMB)

         The Williams Companies, Inc. is an energy company that primarily finds, produces, gathers, processes and transports natural gas. The company operates in four segments: Gas Pipeline, Exploration and Production, Midstream Gas and Liquids and Power. The Gas Pipeline segment comprises interstate natural gas pipelines, as well as investments in natural gas pipeline-related companies. The Exploration and Production includes natural gas development, production and gas management activities primarily in the Rocky Mountain and Mid-Continent regions of the United States and in Argentina. The Midstream Gas and Liquids segment comprises natural gas gathering, processing and treating facilities in the Rocky Mountain and Gulf Coast regions of the United States, oil gathering and transportation facilities in the Gulf Coast region of the United States, majority-owned natural gas compression and transportation facilities in Venezuela and assets in Canada. The Power segment provides buys, sells, stores and transports energy and energy-related commodities primarily power and natural gas, on a wholesale level.

            Closing           Closing             Closing           Closing           Closing             Closing
  2001       Price    2002     Price    2003       Price  2004       Price  2005       Price    2006       Price
  ----       -----    ----     -----    ----       -----  ----       -----  ----       -----    ----       -----
January      39.13   January   17.68   January     3.24  January     10.14  January    16.81    January    23.84
February     41.70   February  15.45   February    3.81  February     9.47  February   18.83
March        42.85   March     23.56   March       4.58  March        9.57  March      18.81
April        42.17   April     19.10   April       6.95  April       10.30  April      17.02
May          39.40   May       14.20   May         7.91  May         11.91  May        18.41
June         32.95   June       5.99   June        7.90  June        11.90  June       19.00
July         33.50   July       2.95   July        6.35  July        12.15  July       21.24
August       32.55   August     3.22   August      9.13  August      11.89  August     22.44
September    27.30   September  2.66   September   9.42  September   12.10  September  25.05
October      28.87   October    1.88   October    10.20  October     12.51  October    22.30
November     26.72   November   2.69   November    9.38  November    16.67  November   21.50
December     25.52   December   2.70   December    9.82  December    16.29  December   23.17


The closing price on February 14, 2006 was $21.76.

================================================================================










                     HOLDRS(SM) UTILITIES [GRAPHIC OMITTED]









                        1,000,000,000 Depositary Receipts

                            Utilities HOLDRS(SM) Trust





                               -------------------

                               P R O S P E C T U S

                               -------------------










                                February 16, 2006




================================================================================

                                     PART II

                     INFORMATION NOT REQUIRED IN PROSPECTUS


Item 14.   Indemnification of Directors and Officers.

         Section 145 of the General Corporation Law of the State of Delaware, as amended, provides that under certain circumstances a corporation may indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative, by reason of the fact that such person is or was a director, officer, employee or agent of the corporation or is or was serving at its request in such capacity in another corporation or business association, against expenses (including attorney's fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by such person in connection with such action, suit or proceeding if such person acted in good faith and in a manner such person reasonably believed to be in or not opposed to the best interests of the corporation and, with respect to any criminal action or proceeding, had no reasonable cause to believe such person's conduct was unlawful.

         Article XIV, Section 2 of the Restated Certificate of Incorporation of Merrill Lynch, Pierce, Fenner & Smith Incorporated provides in effect that, subject to certain limited exceptions, Merrill Lynch, Pierce, Fenner & Smith Incorporated shall indemnify its directors and officers to the full extent authorized or permitted by law.

         The directors and officers of Merrill Lynch, Pierce, Fenner & Smith Incorporated are insured under policies of insurance maintained by Merrill Lynch, Pierce, Fenner & Smith Incorporated, subject to the limits of the policies, against certain losses arising from any claim made against them by reason of being or having been such directors or officers. In addition, Merrill Lynch, Pierce, Fenner & Smith Incorporated has entered into contracts with all of its directors providing for indemnification of such persons by Merrill Lynch, Pierce, Fenner & Smith Incorporated to the full extent authorized or permitted by law, subject to certain limited exceptions.


Item 16.  Exhibits.

         See Exhibit Index.


Item 17.  Undertakings.

         The undersigned Registrant hereby undertakes:

                  (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration
                  Statement:


                           (i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933.

                           (ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of the prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20 percent change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement.

                           (iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.

                  (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

                  (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

                  (4) For purposes of determining any liability under the Securities Act of 1933, the information omitted from the form of prospectus filed as part of this registration statement in reliance upon Rule 430A and contained in a form of prospectus filed by the registrant pursuant to Rule 424(b)(1) or (4) or 497(h) under the Securities Act shall be deemed to be part of this registration statement as of the time it was declared effective.

                  (5) For purposes of determining any liability under the Securities Act of 1933, each post-effective amendment that contains a form of prospectus shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

                  (6) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to
                  Item 14 of this registration statement, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES


Pursuant to the requirements of the Securities Act of 1933, the registrant hereby certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-1 and has duly caused this Post-Effective Amendment No. 6 to the Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of New York, on February 16, 2006.



                                    MERRILL LYNCH, PIERCE, FENNER & SMITH
                                             INCORPORATED


                                    By:                *
                                         --------------------------------------
                                         Name:  Joseph F. Regan
                                         Title: First Vice President, Chief
                                                Financial Officer and Controller


         Pursuant to the requirements of the Securities Act of 1933, this Post-Effective Amendment No. 6 to the Registration Statement has been signed by the following persons in the capacities indicated February 16, 2006.


                           Signature                                      Title
                           ---------                                      -----


                               *                    Chief Executive Officer,
                        -----------------           Chairman of the Board
                         Robert J. McCann


                               *                    Director
                        -----------------
                          Do Woo Kim

                                                    Director
                               *
                        -----------------
                       Carlos M. Morales

                                                    Director
                               *
                        -----------------
                      Candace E. Browning


                                                    Director
                               *
                        -----------------
                       Gregory J. Fleming


                                                    Chief Financial Officer
                               *                    and Controller
                       ------------------
                        Joseph F. Regan


                  *By: /s/ Mitchell M. Cox          Attorney-in-Fact
                       -------------------
                        Mitchell M. Cox

                                INDEX TO EXHIBITS

Exhibits

  *4.1 Standard Terms for Depositary Trust Agreements between Merrill Lynch, Pierce, Fenner & Smith Incorporated and The Bank of New York, as Trustee dated as of September 2, 1999, and included as exhibits thereto, form of Depositary Trust Agreement and form of HOLDRS, filed on May 8, 2000 as an exhibit to the registration statement filed on Form S-1 for Utilities HOLDRS.

  *4.2 Amendment No. 2 to the Standard Terms for Depositary Trust Agreements, dated as of November 22, 2000, filed on November 28, 2000 as an exhibit to post-effective Amendment No. 1 to the registration statement on Form S-1 for Utilities HOLDRS.

  *5.1 Opinion of Shearman & Sterling LLP regarding the validity of the Utilities HOLDRS Receipts, filed on May 8, 2000 as an exhibit to the registration statement filed on Form S-1 for Utilities HOLDRS.

  *8.1 Opinion of Shearman & Sterling LLP, as special U.S. tax counsel, regarding the material federal income tax consequences, filed on May 8, 2000 as an exhibit to the registration statement filed on Form S-1 for Utilities HOLDRS.

  *24.1 Power of Attorney (included in Part II of Registration Statement), filed on May 8, 2000 as an exhibit to the registration statement filed on Form S-1 for Utilities HOLDRS.

  *24.2 Power of Attorney of Dominic A. Carone, filed on November 28, 2000 as an exhibit to post-effective Amendment No. 1 to the registration statement on Form S-1 for Utilities HOLDRS.

  *24.3 Power of Attorney of John J. Fosina, E. Stanley O'Neal, George A. Schieren, Thomas H. Patrick and Dominic A. Carone.

  *24.4 Power of Attorney of James P. Gorman, Arshad R. Zakaria and Carlos M. Morales.

  *24.5 Power of Attorney of Candace E. Browning, Gregory J. Fleming, Do Woo Kim and John F. Regan.

   24.6  Power of Attorney of Robert J. McCann and Joseph F. Regan.

------------------
* Previously filed.



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